Exhibit 99.54


                                  AGREEMENT AND

                             PLAN OF REORGANIZATION

                                   AND MERGER




                                 By and Between

                              NORTH VALLEY BANCORP

                                       and

                               YOLO COMMUNITY BANK


                               Dated April 23 2004

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                                TABLE OF CONTENTS

                      AGREEMENT AND PLAN OF REORGANIZATION

                                                                            Page
                                                                            ----

1.   THE MERGER ............................................................  2

     1.1    Creation of New YCB Bank .......................................  2

     1.2    Merger .........................................................  2

            1.2.a.  Merger of New YCB Bank and YCB .........................  2

            1.2.b.  Effect on New YCB Bank Shares ..........................  2

            1.2.c.  Effect on YCB Shares ...................................  2

            1.2.d.  Effect on NVBancorp Shares .............................  2

            1.2.e.  Alternative Method .....................................  2

     1.3    Effect of the Merger ...........................................  3

     1.4    Name of Merged Bank ............................................  3

     1.5    Execution of Agreement of Merger ...............................  3

     1.6    Cooperation; Best Efforts ......................................  3

2.   ALLOCATION OF CASH, CONVERSION AND CANCELLATION
     OF SHARES .............................................................  4

     2.1    Conversion of YCB Shares .......................................  4

     2.2    Election and Proration Procedures ..............................  4

            2.2.a.  Election Forms and Types of Elections ..................  4

            2.2.b.  Proper and Timely Election .............................  5

            2.2.c.  Allocation .............................................  5

            2.2.d.  Payment and Proration ..................................  5

     2.3    Fractional Shares ..............................................  7

     2.4    Surrender of YCB Shares ........................................  7

     2.5    Further Transfers of YCB Shares ................................  8

     2.6    Adjustments ....................................................  8

     2.7    Treatment of Stock Options .....................................  8

     2.8    Dissenting Share of YCB Stock ..................................  9

3.   COVENANTS OF THE PARTIES ..............................................  9

     3.1    Covenants of NVBancorp .........................................  9

                                       -i-
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            3.1.a.  Amendment of Articles and Bylaws .......................  9

            3.1.b.  Appointment of Holding Company Director ................  9

            3.1.c.  Amendment of NVBancorp Stock Option Plan ...............  9

            3.1.d.  Reservation, Issuance and Registration of
                    NVBancorp Share ........................................  9

            3.1.e.  Nasdaq Stock Market Listing ............................ 10

            3.1.f.  Director and Officer Liability Insurance ............... 10

            3.1.g.  Organization of New YCB Bank ........................... 10

            3.l.h.  Executive Agreement of Merger .......................... 10

     3.2    Covenants of YCB ............................................... 10

            3.2.a.  Approval by Shareholders ............................... 10

            3.2.b.  Termination of YCB Stock Option Plan ................... 11

            3.2.c.  Termination or Merger of YCB Benefit Plans ............. 11

            3.2.d.  Capital Commitments and Expenditure .................... 11

            3.2.e.  Compensation ........................................... 11

            3.2.f.  Loans .................................................. 12

            3.2.g.  Certain Notes .......................................... 12

            3.2.h.  Loan Review ............................................ 12

            3.2.i.  Loan Provision ......................................... 12

            3.2.j.  No Merger or Solicitation .............................. 13

            3.2.k.  Execute Agreement of Merger ............................ 13

     3.3    Mutual Covenants of NVBancorp and YCB .......................... 14

            3.3.a.  Appointment of Executive Officers ...................... 14

            3.3.b.  YCB Bank Directors ..................................... 14

            3.3.c.  Appointment of President of YCB ........................ 14

            3.3.d.  Classified Board of Directors .......................... 14

            3.3.e.  (Intentionally Omitted) ................................ 15

            3.3.f.  Shareholder Lists and Other Information ................ 15

            3.3.g.  Government Approvals ................................... 15

            3.3.h.  Notification of Breach of Representations,
                    Warranties and Covenants ............................... 15

            3.3.i.  Financial Statements ................................... 16

            3.3.j.  Conduct of Business in the Ordinary Course ............. 16

                                      -ii-
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            3.3.k.  Press Releases ......................................... 18

            3.3.l.  Employee Benefit Plans ................................. 18

            3.3.m.  Changes in Capital Stock; Dividends .................... 18

            3.3.n.  Access to Properties, Books and Records;
                    Confidentiality ........................................ 19

            3.3.o.  Loan Performance ....................................... 20

            3.3.p.  (Intentionally Omitted) ................................ 20

            3.3.q.  Rights Plans ........................................... 20

4.   REPRESENTATIONS AND WARRANTIES OF YCB ................................. 20

     4.a.   Corporate Status and Power to Enter Into Agreements ............ 20

     4.b.   Articles, Bylaws, Books and Records ............................ 20

     4.c.   Compliance With Laws, Regulations and Decrees .................. 21

     4.d.   Capitalization ................................................. 21

     4.e.   Trademarks and Trade Names ..................................... 21

     4.f.   Financial Statements, Regulatory Reports ....................... 21

     4.g.   Tax Returns .................................................... 22

     4.h.   Material Adverse Change ........................................ 23

     4.i.   No Undisclosed Liabilities ..................................... 23

     4.j.   Properties and Leases .......................................... 23

     4.k.   Material Contracts ............................................. 24

     4.l.   Classified Loans ............................................... 24

     4.m.   No Restrictions on Investments ................................. 25

     4.n.   Employment Benefit Plans/ERIS .................................. 25

     4.o.   Collective Bargaining and Employment Agreements ................ 26

     4.p.   Compensation of Officers and Employees ......................... 26

     4.q.   Legal Actions and Proceedings .................................. 26

     4.r.   Execution and Delivery of the Agreement ........................ 27

     4.s.   Retention of Broker or Consultant .............................. 27

     4.t.   Insurance ...................................................... 28

     4.u.   Loan Loss Reserves ............................................. 28

     4.v.   Transactions With Affiliates ................................... 28

     4.w.   Risk Management Investments .................................... 28

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     4.x.   Information in Proxy Statement/Prospectus ...................... 28

     4.y.   Community Reinvestment Act Compliance .......................... 29

     4.z.   Accuracy and Effective Date of Representation and Warranties,
            Covenants and Agreement ........................................ 29

5.   REPRESENTATIONS AND WARRANTIES OF NVBancorp ........................... 29

     5.a.   Corporate Status and Power to Enter Into Agreements ............ 29

     5.b.   Articles, Bylaws, Books and Record ............................. 30

     5.c.   Compliance With Laws, Regulations and Decrees .................. 30

     5.d.   Capitalization ................................................. 30

     5.e.   Trademarks and Trade Names ..................................... 31

     5.f.   Financial Statements, Regulatory Reports ....................... 31

     5.g.   Tax Returns .................................................... 32

     5.h.   Material Adverse Change ........................................ 32

     5.i.   No Undisclosed Liabilities ..................................... 32

     5.j.   Properties and Leases .......................................... 33

     5.k.   Material Contracts ............................................. 34

     5.l.   Classified Loans ............................................... 34

     5.m.   No Restrictions on Investments ................................. 35

     5.n.   Employment Benefit Plans/ERISA ................................. 35

     5.o.   Collective Bargaining and Employment Agreements ................ 36

     5.p.   Compensation of Officers and Employees ......................... 36

     5.q.   Legal Actions and Proceedings .................................. 36

     5.r.   Execution and Delivery of the Agreement ........................ 37

     5.s.   Retention of Broker or Consultant .............................. 37

     5.t.   Insurance ...................................................... 37

     5.u.   Loan Loss Reserve .............................................. 38

     5.v.   Transactions With Affiliates ................................... 38

     5.w.   Risk Management Instruments .................................... 38

     5.x.   Information in Proxy Statement/Prospectus ...................... 38

     5.y.   Community Reinvestment Act Compliance .......................... 39

     5.z.   Accuracy and Effective Date of Representations and Warranties
            and Agreements ................................................. 39

                                      -iv-
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6.   SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934 ............... 39

     6.a.   Preparation and Filing of Permit Application ................... 39

     6.b.   Issuance of Permit ............................................. 40

     6.c.   Sales and Resales of Common Stock .............................. 40

     6.d.   Rule 145 ....................................................... 40

7.   CONDITIONS TO THE OBLIGATIONS OF NVBancorp ............................ 40

     7.a.   Representations and Warranties ................................. 40

     7.b.   Compliance and Performance Under Agreement ..................... 41

     7.c.   Material Adverse Change ........................................ 41

     7.d.   Approval of Agreement .......................................... 41

     7.e.   Officer's Certificate .......................................... 41

     7.f.   Opinion of Counsel ............................................. 41

     7.g.   Absence of Proceedings ......................................... 41

     7.h.   Issuance of Permit ............................................. 41

     7.i.   Government Approvals ........................................... 42

     7.j.   Tax Opinion .................................................... 42

     7.k.   Accountant's Letters ........................................... 43

     7.l.   Affiliate Agreements ........................................... 43

     7.m.   Dissenting Shares .............................................. 43

     7.n.   Unaudited Financials ........................................... 44

     7.o.   Closing Documents .............................................. 44

     7.p.   Consents ....................................................... 44

     7.q.   Director-Shareholder Agreements ................................ 44

     7.r.   Employment Agreements .......................................... 44

8.   CONDITIONS TO THE OBLIGATIONS OF YCB .................................. 44

     8.a.   Representations and Warranties ................................. 44

     8.b.   Compliance and Performance Under Agreement ..................... 45

     8.c.   Material Adverse Change ........................................ 45

     8.d.   Approval of Agreement .......................................... 45

     8.e.   Officer's Certificate .......................................... 45

     8.f.   Opinion of Counsel ............................................. 45

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     8.g.   Absence of Proceedings ......................................... 45

     8.h.   Issuance of Permit ............................................. 45

     8.i.   Government Approvals ........................................... 45

     8.j.   Tax Opinion .................................................... 46

     8.k.   Accountant's Letters ........................................... 47

     8.l.   Unaudited Financials ........................................... 47

     8.m.   Affiliate Agreements ........................................... 47

     8.n.   Closing Documents .............................................. 47

     8.o.   Consents ....................................................... 47

     8.p.   Fairness Opinion ............................................... 47

9.   CLOSING ............................................................... 48

     9.a.   Closing Date ................................................... 48

     9.b.   Delivery of Documents .......................................... 48

     9.c.   Filings ........................................................ 48

10.  POST-CLOSING MATTERS .................................................. 48

11.  EXPENSES .............................................................. 48

12.  AMENDMENT; TERMINATION ................................................ 48

     12.a.  Amendment ...................................................... 48

     12.b.  Termination .................................................... 49

     12.c.  Termination Date ............................................... 51

     12.d.  Notice ......................................................... 51

     12.e.  Effect of Termination; Liquidated Damages ...................... 51

13.  INDEMNIFICATION ....................................................... 52

     13.1   By NVBancorp ................................................... 52

     13.2   By YCB ......................................................... 53

     13.3   Notification ................................................... 53

14.  MISCELLANEOUS ......................................................... 53

     14.a.  Notices ........................................................ 53

     14.b.  Knowledge ...................................................... 54

     14.c.  Binding Agreement .............................................. 54

     14.d.  Material Adverse Effect ........................................ 54

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     14.e.  Survival of Representations and Warranties ..................... 55

     14.f.  Governing Law .................................................. 55

     14.g.  Attorneys' Fees ................................................ 55

     14.h.  Entire Agreement; Severability ................................. 55

     14.i.  Counterparts ................................................... 55

                                    AGREEMENT
                                       AND
                        PLAN OF REORGANIZATION AND MERGER
                        ---------------------------------


         THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, dated as of April 23, 2004, ("Agreement"), is made and entered into by and among North Valley Bancorp, a California corporation ("NVBancorp"), and Yolo Community Bank, a California banking corporation ("YCB"). North Valley Bank, a California banking corporation, is a wholly-owned subsidiary of NVBancorp and any reference hereafter to "NVB" relates to North Valley Bank.


                                    Recitals:
                                    --------

         A. The Boards of Directors of NVBancorp and YCB deem it advisable and in the best interests of NVBancorp and YCB, and their respective shareholders, that NVBancorp and YCB enter into a business combination upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") whereby YCB will become a wholly-owned subsidiary of NVBancorp.

         B. This Agreement provides for the completion of the acquisition of YCB by NVBancorp through the merger ("Merger") of YCB with a newly formed California banking corporation which shall be a wholly owned subsidiary of NVBancorp ("New YCB Bank") under the applicable laws of the State of California and pursuant to an agreement of merger (the "Agreement of Merger") to be entered into by and among YCB, NVBancorp and New YCB Bank substantially in the form attached hereto as Exhibit A.

         C. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "IRC").

         D. Pursuant to the Merger, each YCB shareholder will receive, in exchange for each share of YCB common stock ("YCB Share" or "YCB Shares"), an amount in cash or shares of NVBancorp common stock ("NVBancorp Share" or "NVBancorp Shares") equal to the Per Share Consideration as defined in Section 2.1 of this Agreement and in the Agreement of Merger (the "Merger Consideration").

         E. The Boards of Directors of NVBancorp and YCB have determined that the Merger and the other transactions contemplated by this Agreement are consistent with, and will contribute to the furtherance of, their respective business strategies and goals.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Agreement of Merger, the parties hereto agree as follows:

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1.       THE MERGER.
         ----------

         1.1. Creation of New YCB Bank. As soon as practicable, NVBancorp shall (a) organize New YCB Bank pursuant to Section 350 et seq. of the California Financial Code as a new California banking corporation, wholly-owned by NVBancorp formed for the sole purpose of facilitating the business combination; and (b) cause New YCB Bank to file an application for deposit insurance with the Federal Deposit Insurance Corporation (the "FDIC"). The Articles of Incorporation and Bylaws of New YCB Bank shall be identical to the YCB Articles of Incorporation and Bylaws, except for the corporate name.

         1.2. Merger. The Merger shall become effective (the "Effective Time of the Merger") on the date that the Agreement of Merger is filed with the Commissioner of the California Department of Financial Institutions (the "Commissioner"), after having been filed with the California Secretary of State and previously approved by the Commissioner (as provided in Section 1.5 hereof). The date on which occurs the Effective Time of the Merger (as specified in the Agreement of Merger) is referred to herein as the "Effective Date." At the Effective Time of the Merger, and pursuant to the terms of this Agreement and the Agreement of Merger, the following transactions will be deemed to have occurred simultaneously:

                 1.2.a.    Merger of New YCB Bank and YCB. New YCB Bank and YCB
will merge, and the separate corporate existence of YCB shall cease. New YCB Bank as the corporation surviving the Merger is sometimes referred to herein as the "Resulting Corporation" or as the "Merged Bank."

                 1.2.b.    Effect on New YCB Bank Shares. Each share of the
common stock of New YCB Bank (the "New YCB Bank Stock") issued and outstanding immediately prior to the Effective Time of the Merger shall, on and after the Effective Time of the Merger, remain issued and outstanding.

                 1.2.c.    Effect on YCB Shares. Each YCB Share issued and
outstanding immediately prior to the Effective Time of the Merger, except for Dissenting YCB Shares (as defined in Section 2.8 hereof), on and after the Effective Time of the Merger, pursuant to the Agreement of Merger and without any further action on the part of YCB or the holders of YCB Shares, shall be canceled automatically and cease to be an issued and outstanding share of YCB Shares, and shall be converted into the right to elect to receive newly issued NVBancorp Shares or cash as provided in Section 2 below. Certificates formerly evidencing shares of YCB Stock shall be surrendered for payment and exchange to the Exchange Agent (as defined in Section 2.2.a hereof), in accordance with
Section 2.2d.

                 1.2.d. Effect on NVBancorp Shares. Each share of NVBancorp common stock issued and outstanding immediately prior to the Effective Time of the Merger shall, on and after the Effective Time of the Merger, remain issued and outstanding and shall automatically and for all purposes be deemed to represent one share of common stock of NVBancorp.

                 1.2.e. Alternative Method. Anything herein to the contrary notwithstanding, upon written notice to YCB and YCB's written approval, NVBancorp may at any time prior to the Effective Time of the Merger change the method of effecting the acquisition of YCB (including, without limitation, the provisions of this Section 1) if and to the extent it deems such change to be

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necessary, appropriate or desirable; provided, however, that no such change shall: (i) alter or change the amount or kind of consideration to be issued to holders of YCB Shares as provided for in this Agreement; (ii) cause the transaction to be treated as anything other than a tax-free reorganization to NVBancorp and YCB, and except to the extent cash is received, the holders of YCB Shares; or (iii) materially impede or delay the receipt of any approvals referred to in Sections 7.i and 8.i below or the consummation of the transactions contemplated by this Agreement.

         1.3. Effect of the Merger. By virtue of the Merger and at the Effective Time of the Merger, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of New YCB Bank and YCB shall be vested in and be held and enjoyed by the Merged Bank, without further act or deed, and all the estates and interests of every kind of New YCB Bank and YCB, including all debts due to either of them, shall be as effectively the property of the Merged Bank as they were the property of New YCB Bank and YCB, and the title to any real estate vested by deed or otherwise in either New YCB Bank or YCB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of New YCB Bank and YCB shall be preserved unimpaired, and all debts, liabilities and duties of New YCB Bank and YCB shall be debts, liabilities and duties of the Merged Bank and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

         1.4. Name of Merged Bank. Upon the filing and acceptance of the Agreement of Merger, New YCB Bank shall file a Certificate of Amendment of its Articles of Incorporation changing its corporate name to "Yolo Community Bank" with the Commissioner and thereafter shall file the Certificate of Amendment with the California Secretary of State as of the Closing Date. Immediately thereafter, a certified copy of the Certificate of Amendment shall be submitted to the Commissioner.

         1.5. Execution of Agreement of Merger. Prior to the Closing Date and as soon as practicable after the organization of New YCB Bank, the approval of this Agreement and the transactions contemplated hereby by the shareholder of New YCB Bank and the shareholders of YCB, and the satisfaction of the conditions precedent to the consummation of the Merger, the Agreement of Merger in the form attached as Exhibit "A" (as amended, if necessary, to conform to the requirements of law or a governmental authority or agency having authority over the Merger, which requirements are not materially in contravention of any of the substantive terms hereof) shall be executed by YCB, NV Bancorp and New YCB Bank. As soon as possible thereafter, the Agreement of Merger, along with the requisite Officers' Certificates, shall be submitted to the Commissioner for approval and endorsement pursuant to Section 4887(a) of the California Financial Code and, thereafter, shall be filed with the California Secretary of State. Prior to the close of business on the Closing Date, an executed copy of the Agreement of Merger with the approval of the Commissioner endorsed therein and certified by the California Secretary of State shall be filed with the Commissioner as provided in Section 4887(b) of the California Financial Code, effective as of the close of business on the Closing Date. The Merger shall become effective in accordance with the provisions of Section 1.2 of this Agreement.

         1.6. Cooperation; Best Efforts. Each of YCB and NVBancorp, consistent with the fiduciary duties of the directors of YCB and NVBancorp, respectively, will use its best efforts to consummate the transactions

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contemplated by this Agreement and cooperate in any action necessary or advisable to facilitate such consummation including, without limitation, making all filings required in order to obtain any necessary consents or to comply with any law and providing any information required in connection therewith.


2.       ALLOCATION OF CASH, CONVERSION AND SURRENDER OF SHARES.
         ------------------------------------------------------

         2.1.    Conversion of YCB Shares.
                 ------------------------

                 2.1.a.    Subject to the other provisions of this Section 2,
each share of YCB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (other than Dissenters' Shares as defined in Section 2.8) shall, by virtue of the Merger, be converted into the right to receive, at the election of the holder thereof as provided in Section 2.2, either (i) cash (the "Cash Consideration") in an amount equal to the sum of (a) $9,511,976 and (b) 741,700 multiplied by the NVBancorp Measuring Price, divided by the number of shares of YCB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (the "Per Share Consideration"), or
(ii) a number of shares of NVBancorp Common Stock (the "Stock Consideration") equal to the Per Share Consideration divided by the NVBancorp Measuring Price.

         The NVBancorp Measuring Price shall equal the average closing price of NVBancorp Common Stock as listed on Nasdaq National Market over the ten (10) consecutive trading day period ending on the second Business Day prior to the Closing Date.

         2.2     Election and Proration Procedures.
                 ---------------------------------

                 2.2.a.    Election Forms and Types of Elections. An election
form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of YCB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent selected by NVBancorp (the "Exchange Agent")) in such form and substance as designated by NVBancorp and reasonably acceptable to YCB (the "Election Form") shall be mailed at NVBancorp's expense no less than forty days prior to the Effective Time of the Merger or on such other date as NVBancorp and YCB shall mutually agree (the "Mailing Date") to each holder of record of YCB Common Stock as of a date of NVBancorp's choice which is at least three Business Days prior to the Mailing Date (the "Election Form Record Date"). NVBancorp shall make available one or more Election Forms as may be reasonably requested by all persons who become holders of YCB Common Stock after the Election Form Record Date and prior to the Election Deadline (as defined herein), and that YCB shall promptly provide or cause to be provided to the Exchange Agent all information reasonably necessary for the Exchange Agent to perform its obligations as specified herein. Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect (an "Election") to receive either (i) NVBancorp Common Stock (a "Stock Election") with respect to each share of YCB Common Stock, or (ii) cash (a "Cash Election") with respect to each share of YCB Common Stock. Any shares of YCB Common Stock (other than Dissenters' Shares) with respect to which the holder (or indirectly the beneficial owner) shall not have submitted to the Exchange Agent an

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effective, properly completed Election Form, which was received prior to the
Election Deadline, shall be deemed to be "Undesignated Shares" hereunder.

                 2.2.b.    Proper and Timely Election. Any Election shall have
been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election Form by 5:00 P.M. Pacific Time on the last Business Day prior to the Closing Date (or such other time and date as YCB and NVBancorp may mutually agree) (the "Election Deadline"). An Election Form shall be deemed properly completed only if an Election is indicated for each share of YCB Common Stock covered by such Election Form and if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of YCB Common Stock covered by such Election Form, together with duly executed transmittal materials included in or required by the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of YCB Common Stock represented by such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly and timely made with respect to such shares on or before the Election Deadline, and NVBancorp shall cause the certificates representing such shares of YCB Common Stock to be promptly returned without charge to the person submitting the revoked Election Form upon written request to that effect from the holder who submitted such Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of NVBancorp and YCB required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither NVBancorp nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

                 2.2.c.    Allocation. Notwithstanding anything in this
Agreement to the contrary, the number of shares of YCB Common Stock to be converted into the right to receive Cash Consideration in the Merger (the "Cash Election Number") shall be equal to (i) $9,511,976 divided by the Per Share Consideration less (ii) the number of Dissenters' Shares, if any, (the "Cash Pool"). The number of shares of YCB Common Stock to be converted into the right to receive Stock Consideration in the Merger (the "Stock Election Number") shall be equal to the number of shares of YCB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger less the sum of (i) the Cash Election Number, and (ii) the number of Dissenters' Shares, if any.

         In no event (except as provided in Sections 2.2.d.(iv) or 12.b.(xvi)) will the total amount of cash paid to YCB shareholders under this Agreement exceed $9,511,976.00 and the number of NVBancorp Shares exchanged for YCB Shares exceed 741,700 NVBancorp Shares.

                 2.2.d.    Payment and Proration. As promptly as practicable but
not later than five Business Days after the Effective Time of the Merger, NVBancorp shall cause the Exchange Agent to effect the allocation among the holders of YCB Common Stock of rights to receive NVBancorp Common Stock or cash in the Merger in accordance with the Election Forms as follows:

                           (i) In the event that the aggregate number of shares of YCB Common Stock in respect of which Cash Elections have been made and all Undesignated Shares in respect of which Cash Elections are deemed to have been made (it being understood that in such case all Undesignated Shares shall be deemed to be shares in respect of which Cash Elections have been made) (collectively, the "Cash Election Shares") exceeds the Cash Election Number, all shares in respect of which Stock Elections have been made (the "Stock Election Shares") shall be converted into the right to receive Stock Consideration, and all Cash Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

                                  (A)  Cash Election Shares shall be deemed
                           converted to Stock Election Shares, on a pro-rata basis for each record holder of shares of YCB Common Stock with respect to those shares, if any, of such record holder that are Cash Election Shares, so that the number of Cash Election Shares so converted, when added to the existing Stock Election Shares, shall equal as closely as practicable the Stock Election Number and all such Cash Election Shares so converted shall be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests); and

                                  (B) Any remaining Cash Election Shares shall be converted into the right to receive Cash Consideration.

                           (ii) In the event that the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Undesignated Shares in respect of which Cash Elections are deemed to have been made (it being understood that in such case all Undesignated Shares shall be deemed to be shares in respect of which Cash Elections have been made) shall be converted into the right to receive Cash Consideration, and all Stock Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration in the following manner:

                                  (A)  Stock Election Shares shall be deemed
                           converted into Cash Election Shares, on a pro-rata basis for each record holder of shares of YCB Common Stock with respect to those shares, if any, of such record holder that are Stock Election Shares, so that the number of Stock Election Shares so converted, when added to the existing Cash Election Shares, shall equal as closely as practicable the Cash Election Number, and all such shares so converted shall be converted into the right to receive Cash Consideration; and

                                  (B) The remaining Stock Election Shares shall be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests).

                           (iii)  (Intentionally Omitted)

                           (iv) Notwithstanding any other provision of this Agreement, if after applying the allocation rules set forth in the preceding subsections of this Section 2.2, the aggregate value of the NVBancorp Common Stock that would be issued pursuant to the Merger (valued at the closing price of NVBancorp Common Stock on the date on which the Effective Time of the Merger occurs (the "Closing Price") is less than 50% of the aggregate value of the total consideration (which total consideration shall include cash paid or anticipated to be paid to Dissenting Shareholders) to be paid in exchange for YCB Common Stock (the "Minimum Percentage") NVBancorp and YCB shall be authorized to reallocate, in good faith and in such a manner as they reasonably determine to be fair and equitable, shares of NVBancorp Common Stock and cash among the holders of YCB Common Stock, or to vary the number of shares of NVBancorp Common stock to be issued in the Merger, in a manner such that the number of shares of NVBancorp Common stock to be issued in the Merger shall not represent less than the Minimum Percentage.

         2.3 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of NVBancorp Shares shall be issued to holders of YCB Shares. In lieu thereof, each such holder entitled to a fraction of a NVBancorp Share shall receive, at the Effective Time of the Merger or upon surrender of the certificate or certificates representing such holder's YCB Shares, whichever is later, an amount in cash equal to the NVBancorp Measuring Price as defined in Paragraph 2.1.a., multiplied by the fraction of an NVBancorp Share to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

         2.4     Surrender of YCB Shares.
                 -----------------------

                 For all shares not surrendered in accordance with Paragraph 2.2 the following applies:

                 2.4.a. No dividends or other distributions of any kind which are declared payable to shareholders of record of the NVBancorp Shares after the Effective Date will be paid to persons entitled to receive such certificates for NVBancorp Shares until such persons surrender their certificates representing YCB Shares (or customary affidavits regarding the loss or destruction of such certificates have been delivered). Upon surrender of such certificates representing YCB Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the NVBancorp Shares as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

                 2.4.b.    If any certificate for NVBancorp Shares is to be
issued in a name other than that in which the certificate for YCB Shares surrendered in exchange therefor is registered, any transfer costs or expenses (except taxes) required by reason of the issuance of certificates for such NVBancorp Shares in a name other than the registered holder of the certificate surrendered shall be paid by the person requesting such change.

                 2.4.c.    All dividends or distributions, and any cash to be
paid pursuant to Sections 2.2 and 2.3, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing YCB Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to NVBancorp, and after such time any holder of a certificate representing YCB Shares who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look, as a general creditor, only to NVBancorp for payment or delivery of such dividends or distributions or cash, as the case may be.

         2.5. Further Transfers of YCB Shares. At the Effective Time of the Merger, the stock transfer books of YCB shall be closed and no transfer of YCB Shares theretofore outstanding shall thereafter be made.

         2.6. Adjustments. If, between the date of this Agreement and the Effective Date, the outstanding shares of NVBancorp Shares or YCB Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of NVBancorp Shares to be issued and delivered in the Merger in exchange for each outstanding YCB Share shall be correspondingly adjusted.

         2.7     Treatment of Stock Options.
                 --------------------------

                 2.7.a.    Each person holding one or more options to purchase
YCB Shares ("YCB Option" or "YCB Options") pursuant to the Yolo Community Bank 1998 Stock Option Plan , as amended to date ("YCB Stock Option Plan") shall have the right, in his or her discretion, to either:

                           (i) exercise any vested portion (including any portion vested as a result of the Merger) of the YCB Option to acquire YCB Shares prior to the Effective Date; or

                           (ii) as of the Effective Time of the Merger, surrender the YCB Option agreement to NVBancorp, in which event such person will be entitled to receive a substitute option ("Substitute Option") exercisable for (a) a number of NVBancorp Shares, based on the conversion ratio equal to the Per Share Consideration divided by the NVBancorp Measuring Price (the "Option Conversion Ratio") rounded up or down to the nearest whole share, and (b) the exercise price for the shares subject to the YCB Option shall be adjusted by dividing the pre-Merger exercise price for the YCB Option by the Option Conversion Ratio, rounded to the nearest penny.

                 2.7.b.    The Substitute Options to be received in exchange for
YCB Options shall be fully vested, shall be exercisable as provided in the original applicable YCB Option agreement and shall otherwise preserve the characteristics, terms and conditions of the original YCB Option to the greatest extent possible under a stock option plan of NVBancorp, subject to the requirements of law and any applicable rules.

         2.8 Dissenting Share of YCB Stock. Any YCB Shares held by a "dissenting shareholder" within the meaning of Chapter 13 of the CGCL, which have not been withdrawn or caused to lose their status as "dissenting shares," shall not be converted into NVBancorp Shares but shall, after the Effective Time of the Merger, be entitled only to such rights as are provided to a dissenting shareholder under Chapter 13 of the CGCL (Section 1300 et seq. of the California Corporations Code) and shall have no other rights under this Agreement or as a shareholder of NVBancorp.


3.       COVENANTS OF THE PARTIES.
         ------------------------

         3.1. Covenants of NVBancorp. During the period from the date of this Agreement and continuing until the Effective Time of the Merger, except as expressly contemplated or permitted by this Agreement or to the extent that YCB shall otherwise consent in writing, which consent will not be unreasonably withheld or delayed more than three (3) business days after the request for consent is delivered:

                 3.1.a.    Articles and Bylaws of Merged Bank. The Articles of
Incorporation and Bylaws of New YCB Bank in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation and Bylaws of the Merged Bank , provided, however, the Articles of Incorporation of the Merged Bank shall be amended to change the name of the Merged Bank to "Yolo Community Bank" at the Effective Time of the Merger.

                 3.1.b.    Appointment of Holding Company Directors. Promptly
after the Effective Time of the Merger, two (2) of the existing directors of YCB (the Chairman of the Board of YCB and one other Board Member selected by the YCB Board and approved by the NVBancorp Board of Directors) shall be appointed to the NVBancorp Board of Directors. One such director shall serve as a Class I Director and the other such director shall serve as a Class III Director, under the classified Board structure described by Section 3.3.d. below.

                 3.1.c.    Amendment of NVBancorp Stock Option Plan. NVBancorp
shall take all necessary corporate action, if needed, including any required approval of the shareholders of NVBancorp to amend its 1998 Employee Stock Incentive Plan, or assume the YCB 1998 Stock Option Plan, or establish a new stock option plan and shall cause to be filed and become effective under the Securities Act of 1933, as amended (the "1933 Act"), as of the Effective Time of the Merger, or as soon thereafter as practicable, a registration statement with respect to the options to be granted and shares to be issued thereunder to fulfill the obligations to grant Substitute Options to holders of YCB Options pursuant to Section 2.7 of this Agreement.

                 3.1.d.    Reservation, Issuance and Qualification of NVBancorp
Shares. NVBancorp shall reserve for issuance in connection with the Merger and in accordance with the terms of this Agreement (i) a number of NVBancorp Shares sufficient to complete the exchange of NVBancorp Shares for the outstanding YCB Shares pursuant to the provisions of Section 2.1 above and (ii) the maximum number of NVBancorp Shares to which the holders of Substitute Options may be entitled pursuant to Section 2.7 above at or after the Effective Time of the Merger. NVBancorp shall cause the issuance of such NVBancorp Shares to be qualified under the California Corporate Securities Law of 1968, in accordance with a permit to be issued by the Commissioner of Corporations after a fairness hearing, so that such NVBancorp Shares shall be exempted securities under the 1933 Act, as provided in Section 6 below.

                 3.1.e.    Nasdaq Stock Market Listing. NVBancorp shall take all
necessary action to list NVBancorp's Shares issued pursuant to this Agreement with the Nasdaq Stock Market for trading on the NASDEQ National Market, to be effective as soon as practicable following the Effective Time of the Merger.

                 3.1.f.    Director and Officer Liability Insurance. NVBancorp,
from and after the Effective Date, will directly or indirectly cause the persons who served as directors or officers of YCB on or before the Effective Date to be covered by NVBancorp's existing directors' and officers' liability insurance policy (provided that NVBancorp may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) or so-called tail coverage obtained in connection with YCB's directors' and officers' liability insurance policies in effect as of the Effective Date; provided that NVBancorp shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the most recent annual premium paid by YCB for such insurance. Subject to the preceding sentence, such insurance coverage, shall commence on the Effective Date and will be provided for a period of no less than three (3) years after the Effective Date. From the date hereof through the Effective Date and subject to the foregoing, YCB shall use its best efforts to arrange for tail coverage related to its then current policies of directors' and officers' liability insurance and, following the Effective Date, NVBancorp shall exercise those rights which it may have to in order to commence such coverage. In connection with any active, pending claim under an existing YCB directors' and officers' liability insurance policy, NVBancorp will take no action that would have the effect of waiving any such claim and will not omit to take any action that is necessary to preserve such a claim.

                 3.1.g.    Organization of new YCB Bank. NVBancorp shall use its
best efforts to obtain as expeditiously as possible the regulatory approvals described in Section 1.1. of this Agreement in order to organize New YCB Bank and, in its capacity as the sole shareholder of New YCB Bank, to authorize and approve the Merger.

                 3.1.h.    Execute Agreement of Merger. As soon as practicable
after receipt of approval by the YCB shareholders and all Government Approvals, NVBancorp shall execute and delivery and shall cause New YCB Bank to execute and deliver the Agreement of Merger.

         3.2. Covenants of YCB. During the period from the date of this Agreement and continuing until the Effective Time of the Merger, except as expressly contemplated or permitted by this Agreement or to the extent that NVBancorp shall otherwise consent in writing, which consent will not be unreasonably withheld or delayed more than three (3) business days after the request for consent is delivered:

                 3.2.a.    Approval by YCB Shareholders. YCB shall cause the
principal terms of the Merger to be submitted promptly for the approval of its shareholders at a meeting to be called and held in accordance with applicable law. Subject to continuing fiduciary duties to its shareholders, the Board of Directors of YCB, in authorizing the execution and delivery of this Agreement, unanimously recommends that the principal terms of the Merger, including but not limited to the termination of the YCB Stockholders Agreements, be approved by its shareholders. In connection with the call of such meeting, YCB shall cause the Proxy Statement/Prospectus described in Section 6 of this Agreement to be mailed to its shareholders. Subject to its continuing fiduciary duty to the shareholders of YCB, the Board of Directors of YCB shall, at all times prior to and during such meeting of its shareholders, recommend that this Agreement and the principal terms of the Merger, including but not limited to the termination of the YCB Stockholders Agreements, be approved and, subject to such duty, use its best efforts to cause such approval to be granted by the favorable vote or consent of the holders of not less than seventy-five percent (75%) of the YCB Shares.

                 3.2.b.    Termination of YCB Stock Option Plan. Unless assumed
by NV Bancorp, YCB shall take all necessary action to cause the termination of the YCB Stock Option Plan at the Effective Time of the Merger and the exercise or surrender (in exchange for Substitute Options) of YCB Options outstanding thereunder.

                 3.2.c.    Termination or Merger of YCB Benefit Plans. Except
for the Yolo Community Bank Employee Stock Ownership Plan (YCB ESOP), if requested by NVBancorp, YCB shall take all necessary action to cause the termination or merger of YCB Employee Plans (as defined in Section 4.n. hereof) after December 31, 2004. The YCB ESOP will be terminated immediately prior to the Effective Date.

                 3.2.d.    Capital Commitments and Expenditures. After the
execution of this Agreement, no new capital commitments shall be entered into, and no capital expenditures shall be made by YCB in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate, including but not limited to, creation of any new branches and acquisitions or leases of real property, except commitments or expenditures within existing operating and capital budgets heretofore furnished to and approved in writing by NVBancorp. NVBancorp acknowledges that YCB is in the process of doing tenant improvements for a new branch in downtown Woodland and opening a new branch in Fairfield. NVBancorp specifically acknowledges and approves the budget which has been adopted for those capital expenditures.

                  3.2.e.   Compensation. YCB shall not make or approve any
increase in the compensation payable or to become payable by it to any of its directors, officers, employees or agents with annual salaries in excess of Seventy-Five ThousandDollars ($75,000.00) (including but not limited to compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement other than compensation related to a YCB Employee Stock Ownership Plan contribution for 2004 which is consistent with the amount contributed for 2003), nor shall any bonus payment or any agreement or commitment to make a bonus payment be made, nor shall any stock option, warrant or other right to acquire capital stock be granted (except as provided in Section 2.6), or employment agreement (other than any such employment agreement that may arise by operation of law upon the hiring of any new employee) or consulting agreement be entered into by YCB with any such directors, officers, employees or agents unless NVBancorp has given its prior written consent. Nothing herein shall prevent the payment to officers and employees of YCB of regular salary increases, consistent with past practices in connection with regular salary reviews or bonuses consistent with past practices, as heretofore disclosed by YCB to NVBancorp.

                 3.2.f.    Loans. YCB shall not, without first having obtained
the written consent of NVBancorp (which shall be deemed to have been given if no response is provided following written request therefor within three (3) business days of receipt of such request), cause, allow, or suffer its officers or agents to commit to any loan or renewal which does not comply in all material respects with its credit policies in effect and as disclosed and provided to NVBancorp prior to the date of this Agreement, provided, however, that all new and renewed stand-alone extensions of credit over Two Hundred Fifty Thousand Dollars ($250,000.00) secured or unsecured loans and Five Hundred Thousand Dollars ($500,000.00) for real estate secured loans, except for conforming FHLMC and FNMA loans, shall be subject to such prior written consent. The prior written consent of NVBancorp shall be deemed waived for any new stand-alone extension of credit which is Two Hundred Fifty Thousand Dollars ($250,000.00) and where such new stand-alone extension of credit is either in compliance with YCB credit policy and the approving officer has the requisite lending authority or has (have) been approved by the YCB loan committee or equivalent committee of the YCB Board of Directors performing such function. YCB shall promptly provide to NVBancorp for its review and comment relevant information concerning any proposed new stand-alone extension of credit in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).

                 3.2.g.    Certain Notices. YCB shall notify NVBancorp within
five (5) business days in writing upon the occurrence of any of the following:

                           (i) the classification of any loan as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful" or "Loss"; or

                           (ii) the filing or commencement of any legal action or other proceeding or investigation against YCB.

                 3.2.h.    Loan Review. Until the Effective Date, YCB will
submit to NVBancorp upon request (but not less often than monthly) a list of loans that may reasonably be described as or are included in any of the following categories or specifications: (i) any new stand-alone extension of credit over Two Hundred Fifty Thousand Dollars ($250,000.00), (ii) any restructured loan as defined under SFAS 15, regardless of amount, (iii) any renewal or upgrade or other change in status of an existing loan over One Hundred Thousand Dollars ($100,000.00), and (iv) any renewal of an existing loan previously classified by management or internal policy or procedure of YCB, or by any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss," or classified using categories or words with similar import, in a commitment amount over One Hundred Thousand Dollars ($100,000.00) or where the aggregate debt of the borrower and its affiliates and/or related interests will exceed One Hundred Thousand Dollars ($100,000.00). YCB will provide to NVBancorp a copy of the loan approval/credit write-up and supporting information on any loan described in subsections (i), (ii), (iii) or (iv) above at the time of delivery of such list of loans. Copies of such supporting information shall be returned to YCB within seven (7) days of receipt.

                 3.2.i. Loan Provision. YCB shall maintain adequate reserves for loan losses. Without limiting the generality of the foregoing, each month following the date of this Agreement through the Effective Date, YCB shall expense as a provision to its allowance for loan losses, such amount as may be required by the written loan loss policy and procedures adopted by the Board of Directors of YCB and provided to NVBancorp prior to the date of this Agreement.

                 3.2.j.    Merger or Solicitation.
                           ----------------------

                           (i) Subject to the continuing fiduciary duty of the Board of Directors of YCB to its shareholders, prior to the Effective Time of the Merger, YCB shall not effect or agree to effect or enter into a transaction or series of transactions with one or more third persons, groups or entities providing for the acquisition of all or a substantial part of YCB or its subsidiaries, whether by way of merger, exchange of stock, sale of assets, or otherwise ("Business Combination"), acquire or agree to acquire any of its own capital stock or the capital stock or asset (except in a fiduciary capacity or in the Ordinary Course of Business) of any other entity, or commence any proceedings for winding up and dissolution affecting either of them.

                           (ii) Subject to the continuing fiduciary duty of the Board of Directors of YCB to its shareholders, prior to the Effective Time of the Merger, neither YCB nor any of its officers, directors or affiliates, nor any investment banker, attorney, accountant or other agent, advisor or representative retained by YCB shall (a) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, continue, propose or enter into discussions or negotiations looking toward, or enter into any agreement or understanding providing for, any Business Combination with any third party; or (b) disclose, directly or indirectly, any nonpublic information to any corporation, partnership, person or other entity or group concerning YCB's business and properties or afford any such other party access to its properties, books or records or otherwise assist or encourage any such other party in connection with the foregoing, or (c) furnish or cause to be furnished any information concerning its business, financial condition, operations, properties or prospects to another person, having any actual or prospective role with respect to any such Business Combination.

                           (iii) YCB shall notify NVBancorp immediately of the details of any indication of interest of any person, corporation, firm, association or group to acquire by any means a controlling interest in YCB or engage in any Business Combination with YCB.

                           (iv) Notwithstanding anything to the contrary contained in this Agreement, in the event the Board of Directors of YCB receives a bona fide unsolicited offer for a Business Combination of YCB with another entity, and reasonably determines, upon advice of counsel, that as a result of such offer, any duty to act or to refrain from doing any act pursuant to this Agreement is inconsistent with the continuing fiduciary duties of the Board of Directors to its shareholders, subject to the provisions of this Agreement including, without limitation, Section 12.e.(ii) and the rights accorded NVBancorp thereunder which shall remain in effect, such duty to act or to refrain from doing any act shall be excused and such failure to act or refrain from doing any act shall not (a) constitute the failure of any condition, breach of any covenant or otherwise constitute any breach of this Agreement, or (b) create any claim or cause of action asserting any liability against any member of the Board of Directors of YCB.

                 3.2.k.    Execute Agreement of Merger. As soon as practicable
after receipt of approval by the YCB shareholders and all Government Approvals, YCB shall execute and deliver the Agreement of Merger.

         3.3.    Mutual Covenants of NVBancorp and YCB.
                 -------------------------------------

                 3.3.a.    Appointment of Executive Officers. At the Effective
Time of the Merger, the following persons shall become executive officers of the Resulting Corporation and shall be appointed to the positions indicated: John DiMichele, President and Chief Executive Officer, Edward J. Czajka, Executive Vice President and Chief Financial Officer, Chad Meyer, Executive Vice President and Loan Administrator, Kelly Binger, Senior Vice President and Branch Administrator, and Mark Day, Senior Vice President.

                 3.3.b.    Directors of Resulting Corporation. The directors of
New YCB Bank immediately prior to the Effective Time of the Merger shall be the directors of the Resulting Corporation until their successors have been chosen and qualified in accordance with the Articles of Incorporation and the Bylaws of the Resulting Corporation; provided, however, that prior to the Effective Time of the Merger, the directors of New YCB Bank shall (i) fix the exact number of directors of the Resulting Corporation at twelve (12), and (ii) appoint all ten
(10) of the existing members of the Board of Directors of YCB to serve on the board of directors of New YCB Bank, being: Roger Kohlmeier, Charles Santoni, Thomas Scarlett, H. James Gray, Kevin Haarberg, Timothy Magill, Martin Mariani, John Perry, Thomas Schwarzgruber, and John DiMichele, to serve until their successors are duly elected and qualified, and (iii) appoint two (2) of the existing directors of NVBancorp (to be designated by the Board of Directors of NVBancorp) to also serve on the board of directors of the Resulting Corporation until their successors are duly elected and qualifed.

                 3.3.c .   Appointment of President of Resulting Corporation.
From and after the Effective Time of the Merger, John DiMichele, will be President and Chief Executive Officer of Resulting Corporation and shall be appointed the position of Executive Vice President of NVBancorp to participate as a member of the Executive Management Team of NVBancorp.

                 3.3.d.    Classified Board of Directors. The NVBancorp's
Articles of Incorporation and Bylaws provide that the NVBancorp Board of Directors shall be divided into three classes of directors, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors, for so long as such Board consists of at least nine (9) authorized directors and, in the event that the total number of authorized directors on such Board is at least six (6) but less than nine (9), for classification of the Board of Directors into two classes, each consisting of a number of directors equal as nearly as practicable to one-half the total number of directors. Pursuant to the Bylaws, if the Board is divided into three classes, each class of directors would be subject to election every third year and would serve for a three-year term for so long as the Board remained classified into three classes, or would be subject to election every second year and would serve for a two-year term in the event the Board were classified into two classes. Pursuant to the Bylaws, effective at the 2004 Annual Meeting of Shareholders of North Valley Bancorp, the Board of Directors will be allocated into two classes with Class II elected for a term to expire at the 2005 Annual Meeting and Class III elected for a term to expire at the 2006 Annual Meeting.

         At the Effective Time of the Merger, the NVBancorp Board of Directors will re-establish the three classes of directors as follows:

      Class I                       Class II                       Class III
-------------------           --------------------            ------------------

Royce L. Friesen              William W. Cox                  Michael J. Cushman
J.M. Wells, Jr.               Thomas J. Ludden                Dan W. Ghidinelli
YCB Second Director           Dolores M. Vellutini            Kevin D. Hartwick
                                                              YCB Chairman

         At the 2005 NVBancorp Annual Meeting of Shareholders, Class I directors will be elected for a three-year term which would run until the 2008 Annual Meeting and Class II directors will be elected for a two year-term which would run until the 2007 Annual Meeting. At the 2006 Annual Meeting the Class III directors will be elected for a three-year term, which would run until the 2009 Annual Meeting. In all cases above, the term of a Director shall terminate upon the election and qualification of his or her successor.

         Commencing with the NVBancorp Annual Meeting of Shareholders scheduled to occur in 2007, only directors of the class whose term is expiring would be voted upon, and upon election each such director would serve for a three-year term and until their successors are duly elected and qualified, subject to any decrease in the total number of authorized directors, as described above. Subsequently, all classes of directors would also be elected for a three-year term and until their successors are duly elected and qualified.

                 3.3.e.    (Intentionally Omitted)

                 3.3.f.    Shareholder Lists and Other Information. After
execution hereof, each of NVBancorp and YCB shall from time to time make available to the other party, upon request, a list of its shareholders and their addresses and such other information as the other party shall reasonably request regarding the ownership of the common stock of NVBancorp and YCB, respectively.

                 3.3.g.    Government Approvals. Each party will use its best
efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain (i) the prior approval of the Merger and the transactions contemplated pursuant to this Agreement and the Agreement of Merger by the Federal Deposit Insurance Corporation (the "FDIC") under the Bank Merger Act, the Board of Governors of the Federal Reserve System (the "FRB") under the Bank Holding Company Act of 1956, as amended, the California Department of Financial Institutions (the "DFI"), the California Commissioner of Corporations, and (ii) all other such consents or approvals of government agencies and regulatory authorities as shall be required by law or otherwise desirable, and shall do any and all acts and things necessary or appropriate in order to cause the Merger to be consummated on the terms provided in the Agreement of Merger and this Agreement as promptly as practicable. All approvals referred to in this Section 3.3.g. and in Section 3.1.g. are hereinafter referred to as the "Government Approvals."

                 3.3.h.    Notification of Breach of Representations, Warranties
and Covenants. Each party shall promptly give written notice to the each other party upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of that party contained or referred to in the Agreement of Merger or this Agreement and shall use its best efforts to prevent the same or to remedy the same promptly.

                 3.3.i.    Financial Statements.
                           --------------------

                           (i) NVBancorp and YCB have delivered or shall deliver to each other prior to the date hereof true and correct copies of (consolidated, as applicable) statements of income, changes in shareholders' equity and, as applicable, statements of cash flows, for the three (3) months ended March 31, 2004, and for the fiscal years ended December 31, 2003, 2002, and 2001, and balance sheets as of the three (3) month period ended March 31, 2004, and as of December 31, 2003, 2002,and 2001.
                 Such financial statements at December 31, 2003, 2002 and 2001 have been audited by Perry Smith LLP, as independent public accountants for NVBancorp during the relevant periods, and Perry Smith LLP, as independent public accountants for YCB during the relevant periods, and include or shall include an opinion of such accounting firm to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such financial statements and present fairly, in all material respects, the (consolidated, as applicable) financial position, results of operations and cash flows of each party at the dates indicated and for the periods then ending. The opinions of such accounting firm do not and shall not contain any qualifications.

                           (ii) NVBancorp and YCB shall provide to each other, at or prior to the Effective Date, copies of all financial statements and proxy statements issued or to be issued to its shareholders and filed with the SEC or FDIC between the date of this Agreement and the Effective Date. As of their respective filing dates, each of the documents described in the preceding sentence complied or shall comply in all material respects with all legal and regulatory requirements applicable thereto.

                 3.3.j.    Conduct of Business in the Ordinary Course. Prior to
the Effective Time of the Merger:

                           (i)    NVBancorp and YCB shall conduct their
                 businesses (including the businesses of their subsidiaries) in the ordinary course as heretofore conducted. For purposes of this Agreement, the "Ordinary Course of Business" of each party shall consist of the banking and related businesses as presently conducted by it and its subsidiaries in compliance with customary safe and sound banking practices and applicable laws and regulations. Unless a party has given its previous written consent (which shall not be unreasonably withheld and shall be deemed to have been given if no response is provided following written request therefor within three (3) business days of receipt of such request) to any act or omission to the contrary, each party shall, and shall cause its subsidiaries to, until the Effective Date:

                                  (A)  preserve its business and business
                           organizations intact;

                                  (B)  preserve the good will of customers and
                           others having business relations with it and take no action that would impair the benefit to each party of the goodwill of it or the other benefits of the Merger;

                                  (C) consult with each party as to the making of any decisions or the taking of any actions in matters other than in the Ordinary Course of Business;

                                  (D)  maintain its properties in customary
                           repair, working order and condition (reasonable wear and tear excepted);

                                  (E)  comply with all laws, regulations and
                           decrees applicable to the conduct of its business;

                                  (F) use its best efforts to keep in force at not less than its present limits all policies of insurance (including deposit insurance of the FDIC) to the extent reasonably practicable in light of the prevailing market conditions in the insurance industry;

                                  (G)  use its reasonable best commercial
                           efforts to keep available the services of its present officers and employees (it being understood that each party shall have the right to terminate the employment of any of its officers or employees in accordance with its established employment procedures);

                                  (H) comply with all orders of and agreements or memoranda of understanding with respect to it made by or with, the FDIC, FRB, DFI, or any other government agency or regulatory authority of competent jurisdiction, and promptly forward to each party all communications received from any such agency or authority that are not prohibited by such agency or authority from being so disclosed and inform each party of any material restrictions imposed by any government agency or regulatory authority on its business;

                                  (I)  file in a timely manner (taking into
                           account any extensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

                                  (J)  conduct an environmental audit prior to
                           foreclosure on any property concerning which it has knowledge, or should have knowledge, that asbestos or asbestos-containing material, PCB's or PCB-contaminated materials, any petroleum product, or hazardous substance or waste (as defined under any applicable environmental laws) was or is present, manufactured, recycled, reclaimed, released, stored, treated, or disposed of, and provide the results of such audit to and consult with each party regarding the significance of the audit prior to the foreclosure on any such property;

                                  (K)  not sell, lease, pledge, assign,
                           encumber or otherwise dispose of any of its assets except in the Ordinary Course of Business, for adequate value, without recourse and consistent with its customary practice;

                                  (L)  not take any action with respect to its
                           investments or risk management arrangements which are inconsistent with the policies established by its Board of Directors; and

                                  (M)  not take any action to create, relocate
                           or terminate the operations of any banking office or branch, except for the plans for improvements to the new Woodland branch and the opening of a Fairfield branch or to form any new subsidiary or affiliated entity;

                                  (N)  (Intentionally Omitted)

                 3.3.k.    Press Releases. No party shall issue any press
release or written statement for general circulation relating to the Merger, this Agreement or the Agreement of Merger unless previously provided to each party for review and approval (which approval will not be unreasonably withheld or delayed) and each party shall cooperate with each other party in the development and distribution of all news releases and other public information disclosures with respect to the Merger, this Agreement or the Agreement of Merger; provided that a party may, without the consent of each other party, make any disclosure with regard to the Merger, this Agreement or the Agreement of Merger that it determines with advice of counsel is required under any applicable law or regulation.

                 3.3.l.    Employee Benefit Plans. The parties agree that the
employee benefit plans of YCB may be terminated, frozen, modified or merged into the employee benefit plans of NVBancorp after December 31, 2004 (the "Benefits Termination Date") in accordance with applicable laws and regulations and the provisions of the IRC, as determined by NVBancorp. Prior to the Benefits Termination Date, Merged Bank employees will be afforded the same Employee Benefits in effect at YCB prior to the Effective Date, including, but not limited to, medical insurance and 401(k) employer contributions. After the Benefits Termination Date, YCB employees that are then current employees of NVBancorp or NVB will commence participation in NVBancorp's employee benefit plans in accordance with the terms and conditions provided under such plans; provided, however, that each employee of YCB who is a then current employee of NVBancorp or NVB or the state bank resulting from the merger of New YCB Bank and YCB ("Transferred Employee") shall receive credit for his or her years of service with YCB for purposes of eligibility benefit levels and vesting under NVBancorp's employee benefit plans; provided, further, that each Transferred Employee who elects coverage under NVBancorp's health plan within thirty (30) days after coverage is extended to him or her shall not be subject to any pre-existing condition limitation under such health plan.

                 3.3.m.    Changes in Capital Stock; Dividends. On or after the
date hereof and at or prior to the Effective Time of the Merger, except with the prior written consent of each other party or as otherwise provided in this Agreement and the Agreement of Merger:

                           (i) Except as provided in this Agreement, no party shall amend its Articles of Incorporation or Bylaws or the Articles of Incorporation or Bylaws of its subsidiary; make any change in their respective authorized, issued or outstanding capital stock or any other equity security; issue, grant, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity), shares of or securities convertible into, capital stock or other equity securities of their respective companies, or enter into any agreement, call or commitment of any character so to do; grant or issue any stock option relating to or right to acquire shares of their capital stock or other equity security; or agree to do any of the foregoing, except as expressly provided herein. Nothing herein shall prohibit the issuance of shares upon exercise of options granted under the NVBancorp 1989 Director Stock Option Plan, the NVBancorp 1998 Employee Stock Incentive Plan or the NVBancorp 1999 Director Stock Option Plan or the YCB Stock Option Plan and outstanding at the time this Agreement is executed; and

                           (ii) Neither NVBancorp nor YCB shall declare, set aside or pay any dividend or other distribution in respect of its common stock (including, without limitation, any stock dividend or distribution) other than regular quarterly cash dividends issued by NVBancorp on its common stock in amounts substantially equivalent to cash dividends paid prior to the date hereof (it being understood that declaration of a quarterly cash dividend equal to the most recent previous quarterly dividend will be deemed to meet this standard). Notwithstanding anything to the contrary contained in this Agreement, NVBancorp and YCB agree that immediately prior to the Closing Date, YCB shall pay a cash dividend to its shareholders in an aggregate amount equal to forty percent (40%) of YCB's net income from January 1, 2004, through the last day prior to the Closing Date, as computed by Perry Smith, LLP for YCB on a tax basis consistent with prior years and excluding non deductible Merger related expenses.

                 3.3.n.    Access to Properties, Books and Records;
Confidentiality. Prior to the Effective Time of the Merger, each party shall give each other party and its counsel, independent accountants and agents, full access during normal business hours and upon reasonable request, to all of its properties, books, contracts, commitments and records including, but not limited to, the corporate, financial and operational records, papers, reports, instructions, procedures, tax returns and filings tax settlement letters, material contracts or commitments, regulatory examinations and correspondences (but excluding any documents or materials subject to the attorney-client privilege or related to consideration of the Merger), and shall allow each other party to make copies of such materials (excluding regulatory examinations and correspondence to the extent prohibited by applicable law or regulation) and shall furnish each other party with all such information concerning its affairs as each other party may reasonably request. Each party shall also use its best efforts to cause its independent accountants to make available to each other party, its accountants, counsel and other agents, to the extent reasonably requested in connection with such review, such independent accountants' work papers and documentation relating to its work papers and its audits of the books and records of each party. The availability or actual delivery of such information about a party shall not affect the covenants, representations and warranties of any party contained in this Agreement and in the Agreement of Merger. Each party shall use its best efforts to cause its officers, directors, employees, auditors, independent accountants and attorneys to cooperate with each other party in its reasonable requests for information. Each party shall treat as confidential all such information in the same manner as each party treats similar confidential information of its own, and if this Agreement is terminated, each party shall continue to treat all such information as confidential and to cause its employees to keep all such information confidential and shall return such documents theretofore delivered by each other party as each other party shall request, and shall use such information, or cause it to be used, solely for the purposes of evaluating and completing the transactions contemplated hereby; provided that each party may disclose any such information to the extent required by federal or state securities laws or otherwise required by any government agency or regulatory authority, or by generally accepted accounting principles. The foregoing confidentiality obligations shall not apply in respect of any information publicly available or to any information previously known to the party in question, the use of which is not otherwise restricted. Notwithstanding the foregoing, the parties agree to comply with the terms and provisions of that certain Confidentiality Agreement entered into between the parties dated April 6, 2004, and any inconsistency between the terms and provisions of that Confidentiality Agreement and the foregoing provisions shall be resolved in favor of the terms and provisions contained in the Confidentiality Agreement.

                 3.3.o.    Loan Performance. From and after the date of this
Agreement until the Effective Date, each party will provide to the other reports and information as determined by the Chief Credit Officers of NVBancorp and YCB for such month to provide adequate status reports on all loans classified or other assets specially mentioned as substandard, doubtful or loss, past due reports, non-accrual reports, loss reports, restructured loan reports, and quarterly call reports submitted to regulators, if any, for review and monitoring by their respective Chief Credit Officers of each bank.

                 3.3.p.    (Intentionally Omitted)

                 3.3.q. Rights Plan. NVBancorp has adopted a rights plan with respect to its common stock. NVBancorp and YCB agree to cooperate and take any and all action necessary or desirable from time to time until the Effective Time of the Merger (including the execution of an amendment to such shareholder rights agreement) in order to ensure that no shareholder rights will "flip-in" as a result of the execution and delivery of this Agreement or the Merger or any of the transactions described herein.


4.       REPRESENTATIONS AND WARRANTIES OF YCB.
         -------------------------------------

         YCB represents and warrants to NVBancorp that, except as set forth on a schedule (the "YCB Disclosure Schedule") to be delivered to NVBancorp concurrently with this Agreement and attached hereto as Exhibit B, corresponding in number with the applicable section of this Agreement:

         4.a.    Corporate Status and Power to Enter Into Agreements. (i) YCB is
a banking corporation, organized and existing under the laws of the State of California, (ii) subject to obtaining the Government Approvals and approval of the principal terms of the Merger by the YCB shareholders, YCB has all necessary corporate power to enter into this Agreement and the Agreement of Merger and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) YCB holds a currently valid license, issued by the California Commissioner of Banking to engage in the commercial banking business with offices in the State of California at the locations at which it is licensed and currently conducts business, and (iv) YCB is not subject to any directive, resolution, memorandum of understanding or order of the FDIC, DFI or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of YCB nor the location of its properties requires it to be licensed to do business in any jurisdiction other than the State of California. YCB's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

         4.b.    Articles, Bylaws, Books and Records. The copies of the Articles of Incorporation and Bylaws of YCB heretofore delivered to NVBancorp are complete and accurate copies thereof as in effect on the date hereof. The minute books of YCB made available to NVBancorp contain a complete and accurate record of all meetings of YCB's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of YCB fairly reflect the material transactions to which YCB is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

         4.c.    Compliance With Laws, Regulations and Decrees. YCB (i) has the
corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) to its knowledge, has complied in all material respects with, and is not in material default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of YCB or is not likely to otherwise have a material adverse effect on YCB, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be filed, and (iv) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all government and regulatory authorities which are necessary to the business and operations of YCB as now being conducted.

         4.d.    Capitalization. As of the date of this Agreement, the
authorized capital stock of YCB consists of 1,000,000 shares of YCB common stock, of which 71,693 shares are duly authorized, validly issued, fully paid and non-assessable and currently outstanding. Said capital stock has been offered, sold and issued in compliance with all applicable securities laws. As of the date of this Agreement, there are outstanding options to purchase 6,150 shares of YCB common stock, at a weighted average exercise price of $111.18 per share, issued pursuant to the YCB Stock Option Plan. Said options were issued and, upon issuance in accordance with the terms of the outstanding options, said shares shall be issued, in compliance with all applicable securities laws. Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate YCB to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any YCB common stock or any other equity security of YCB, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of YCB common stock or any other equity security of YCB.

         4.e.    Trademarks and Trade Names. To the best of its knowledge, YCB
(i) owns and has the exclusive right to use all trademarks, trade names, patents, copyrights, service marks, trade secrets, or other intellectual property rights (collectively, "Intellectual Property Rights") used in or necessary for the conduct of its business as now or heretofore conducted; and
(ii) its not infringing upon the Intellectual Property Rights of any other person or entity. No claim is pending or threatened by any person or entity against or otherwise affecting the use by YCB of any Intellectual Property Rights and, to the best of its knowledge, there is no valid basis for any such claim.

         4.f.    Financial Statements, Regulatory Reports. No financial
statement or other document provided or to be provided to NVBancorp as required by Section 3.3.i. hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify contrary information as of any earlier date. YCB has filed all material documents and reports required to be filed by them with the DFI and FDIC and any other government agency or regulatory authority having jurisdiction over its business, assets or properties. All such reports conform in all material respects with the requirements promulgated by such government agencies and regulatory authorities. All compliance or corrective action relating to YCB required by government agencies and regulatory authorities having jurisdiction over YCB has been taken. Except as disclosed in such statements, reports or documents, YCB have not received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory authority or the staff thereof (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (ii) threatening to revoke any license, franchise, permit or government authorization. YCB has paid all assessments made or imposed by any government agency. YCB has delivered to NVBancorp copies of all annual management letters and opinions, and has made available to NVBancorp for inspection all reviews, correspondence and other documents in the files of YCB prepared by certified public accountants engaged by YCB and delivered to YCB since. The financial records of YCB have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. To the knowledge of YCB's management, the data processing equipment, data transmission equipment, related peripheral equipment and software used by YCB in the operation of its business to generate and retrieve its financial records are adequate for the current needs of YCB.

         4.g.    Tax Returns.
                 -----------

                 (i) YCB has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by YCB, and each such return, report or other information was, when filed, complete and accurate in all material respects. YCB has paid all taxes, fees and other government charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to NVBancorp. YCB has not been requested to give nor has it given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. There are no claims pending against YCB for any alleged deficiency in the payment of any taxes, and YCB does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of applicable provisions of the California Constitution, of any real property owned in whole or in part by YCB or to the best of YCB's knowledge, of any real property leased by YCB.

                 (ii) YCB has made available to NVBancorp for review copies of all its tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended 1999, 2000, 2001, 2002, and 2003.

                 (iii)  No consent has been filed relating to YCB pursuant to
         Section 341(f) of the IRC.

         4.h.    Material Adverse Change. Except as heretofore disclosed in writing by YCB to NVBancorp, since March 31, 2004, here has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of YCB (whether or not in the Ordinary Course of Business), (ii) no change in any of the assets, licenses, permits or franchises of YCB that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause 4.h.(i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause 4.h.(i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of YCB, except in the Ordinary Course of Business; and (v) no disposition by YCB of one or more assets that, individually or in the aggregate, are material to YCB, except sales of assets in the Ordinary Course of Business.

         4.i.    No Undisclosed Liabilities. Except for items for which reserves have been established in the unaudited balance sheets of YCB as of March 31, 2004, YCB has not incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business after such date. No cash, stock or other dividend or any other distribution with respect to the YCB Shares has been declared, set aside or paid, nor have any of the YCB Shares been purchased, redeemed or otherwise acquired, directly or indirectly, by YCB since April 2, 2004.

         4.j.    Properties and Leases.
                 ---------------------

                 (i) YCB has good and marketable title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title, free and clear of all liens and encumbrances, to all other property and assets, tangible and intangible, reflected in the YCB balance sheet as of March 31, 2004, (except property held as lessee under leases disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since March 31, 2004, in the Ordinary Course of Business), except for (a) liens for taxes or assessments not delinquent, (b) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the YCB balance sheet as of March 31, 2004, or as currently shown on the books and records of YCB and which do not interfere with or impair its present and continued use, or (c) exceptions disclosed in title reports and preliminary title reports, copies of which have been provided to NVBancorp. To the knowledge of YCB, all tangible properties of YCB conform in all material respects with all applicable ordinances, regulations and zoning laws. All tangible properties of YCB are in a good state of maintenance and repair and are adequate for the current business of YCB. No properties of YCB, and, to the best of YCB's knowledge, no properties in which YCB holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of its knowledge, YCB does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any real property not owned or leased by YCB and held as security for a loan or in which YCB otherwise has an interest, YCB has not controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such real property under applicable environmental laws.

                 (ii) All properties held by YCB under leases are held under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of YCB, and YCB enjoys quiet and peaceful possession of such leased property. YCB is not in material default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

                 (iii) Except as disclosed to NVBancorp in writing, all of YCB's rights and obligations under the leases referred to in Section 4.j.(ii) above do not require the consent of any other party to the transaction contemplated by this Agreement and the Agreement of Merger. Where required, YCB shall obtain, prior to the Effective Date, the consent of such parties to such transaction.

                 (iv) YCB will disclose the terms and conditions of the construction contracts for the tenant improvements on-going at the Woodland and Fairfield branch offices.

         4.k.    Material Contracts. Except as disclosed in the YCB Disclosure
Schedule and excluding loans, lines of credit, loan commitments or letters of credit to which YCB is a party, YCB is not a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to YCB of more than Fifty Thousand Dollars Dollars ($50,000.00) and which is made for a fixed period expiring more than one year from the date hereof, and YCB is not a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to NVBancorp pursuant to this Section 4.k. is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto.

         4.l.    Classified Loans. Except as disclosed in the YCB Disclosure
Schedule, there are no loans presently owned by YCB that have been classified by YCB management or YCB internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other

Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import and all loans or portions thereof so classified shall have been reserved to the extent required. YCB regularly reviews and appropriately classifies their loans in accordance with all applicable legal and regulatory requirements and generally accepted banking practices. All loans and investments of YCB are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed in the YCB Disclosure Schedule or reserved for in the unaudited balance sheet of YCB as of March 31, 2004, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. YCB does not have any extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of YCB.

         4.m.    No Restrictions on Investments. Except for pledges to secure public and trust deposits and repurchase agreements in the Ordinary Course of Business and securities classified as "held-to-maturity" as defined under SFAS No. 115, none of the investments reflected in the YCB balance sheet as of March 31, 2004, and none of the investments made by YCB since March 31, 2004, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of YCB to freely dispose of such investment at any time.

         4.n.    Employment Benefit Plans/ERISA.
                 ------------------------------

                 (i) YCB has provided to NVBancorp an accurate list setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefit, disability and other fringe benefit plans, trust agreements, arrangements and commitments of YCB (including but not limited to any such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible) (collectively, "Employee Plans"), if any, together with copies of all such Employee Plans that are documented and any and all contracts of employment, and has made available to NVBancorp any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such Employee Plans and contracts; and

                 (ii) All contributions, premiums or other payments due from YCB to (or under) any Employee Plans have been fully paid or adequately provided for on YCB's audited financial statements for the year ended December 31, 2003, or unaudited financial statements for the three (3) months ended March 31, 2004. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis; and

                 (iii) YCB has disclosed in writing to NVBancorp the names of each director, officer and employee of YCB; and

                 (iv) The Employee Plans have been administered where required in substantial compliance with ERISA, the IRC and the terms of such Employee Plans, and there is no pending or threatened litigation relating to any such Employee Plan; and

                 (v) YCB has not offered in the past health benefits for retired employees and has no intention to offer any additional health or other benefits for retired employees; and

                 (vi) Each Employee Plan is in full force and effect, and neither YCB nor any other party thereto is in material default under any of them, and there have been no claims of default and there are no facts or conditions which if continued, or on notice, will result in a material default under any Employee Plans; and

                 (vii) YCB has provided to NVBancorp a list of all agreements or other understandings pursuant to which the consummation of the transactions contemplated hereby will (a) entitle any current or former employee or officer of YCB to severance pay, unemployment compensation or any other payment, or (b) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

         4.o.    Collective Bargaining and Employment Agreements. Except as
provided in this Agreement or as previously disclosed to NVBancorp and NVB in writing, YCB does not have any union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by YCB without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between YCB and any current or former employees, and to the best of YCB's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

         4.p.    Compensation of Officers and Employees. Except as disclosed in the YCB Disclosure Schedule, no officer or employee of YCB is receiving aggregate direct remuneration at a rate exceeding Fifty Thousand Dollars ($50,000.00) per annum.

         4.q.    Legal Actions and Proceedings. Except as disclosed in the YCB
Disclosure Schedule, YCB is not a party to, or so far as known to it, threatened with, and to YCB's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and YCB is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by YCB of any amount in excess of Twenty-Five Thousand Dollars ($25,000.00), unless an insurer has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by YCB of a monetary amount, which could have a material adverse effect on YCB or its business or property or the transactions contemplated hereby. YCB has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any federal or state human relations commission or agency. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of YCB, threatened against YCB.

         4.r.    Execution and Delivery of the Agreement.
                 ---------------------------------------

                 (i) The execution and delivery of this Agreement and the Agreement of Merger have been duly authorized by the Board of Directors of YCB and, when the principal terms of the Merger, this Agreement and the Agreement of Merger have been duly approved by the affirmative vote of the holders of the majority of the outstanding YCB Shares either at a meeting of shareholders duly called and held or by action taken without a meeting pursuant to the YCB Articles, Bylaws and California law, the Merger, this Agreement and the Agreement of Merger will be duly and validly authorized by all necessary corporate action on the part of YCB.

                 (ii) This Agreement has been duly executed and delivered by YCB and (assuming due execution and delivery by NVBancorp) constitutes, and the Agreement of Merger, upon its execution and delivery by YCB (and assuming due execution and delivery by NVBancorp) will constitute, a legal and binding obligation of YCB in accordance with its terms.

                 (iii) The execution and delivery by YCB of this Agreement and the Agreement of Merger and the consummation of the transactions herein and therein contemplated (a) do not violate any provision of the Articles of Incorporation or Bylaws of YCB, or violate in any material respect any provision of federal or state law or any government rule or regulation (assuming (1) receipt of the Government Approvals, (2) receipt of the requisite YCB shareholder approval referred to in
         Section 4(r)(i) hereof, and (3) receipt of appropriate permits or approvals under state securities or "blue sky" laws, including a permit from the California Commissioner of Corporations after a fairness hearing as described in Section 3.1.d. or, in the alternative, a registration statement on Form S-4 declared effective by the SEC), and
         (b) do not require any consent of any person under, conflict in any material respect with or result in a material breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which YCB is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which YCB is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of YCB.

         4.s.    Retention of Broker or Consultant. No broker, agent, finder, consultant or other party (other than legal, compliance, loan reviewers and accounting advisors) has been retained by YCB or is entitled to be paid based upon any agreements, arrangements or understandings made by YCB in connection with any of the transactions contemplated by this Agreement or the Agreement of Merger, except that YCB has engaged the firm of Professional Bank Services, Inc. to provide consulting services to YCB, including an opinion regarding the fairness of the consideration to be received by YCB shareholders in the Merger.

YCB has provided NVBancorp with a true and accurate copy of its agreement(s) with Professional Bank Services, Inc.

         4.t.    Insurance. YCB is and continuously since its inception has been, insured with reputable insurers against all risks normally insured against by banks, and all of the insurance policies and bonds maintained by YCB are in full force and effect, YCB is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of YCB, such insurance coverage is adequate for YCB. Since March 31, 2004, there has not been any damage to, destruction of, or loss of any assets of YCB not covered by insurance that could have a material adverse effect on the business, financial condition, properties, assets or results of operations of YCB.

         4.u.    Loan Loss Reserves. The YCB loan loss reserve shall be adequate to cover the risk identified in the loan portfolio based on the Company's policy and methodology, which has been previously provided.

         4.v.    Transactions With Affiliates. Except in the Ordinary Course of
Business, YCB has not extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of YCB, or to any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the 1933 Act. YCB has not entered into any other transactions with the employees or directors of YCB or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to NVBancorp. Any such transactions have been on terms no less favorable to YCB than those which would prevail in an arms-length transaction with an independent third party. YCB has not violated any applicable regulation of any government agency or regulatory authority having jurisdiction over YCB in connection with any such transactions described in this subsection.

         4.w.    Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for YCB's own account (all of which are listed on the YCB Disclosure Schedule), if any, were entered into in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of YCB, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither YCB, nor to YCB's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

         4.x.    Information in Proxy Statement/Prospectus. The information pertaining to YCB which has been or will be furnished to NVBancorp for or on behalf of YCB for inclusion in the Proxy Statement/Prospectus to be provided to the shareholders of YCB, or in the applications to be filed to obtain the Government Approvals (the "Applications"), does not and will not contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify contrary information as of an earlier date. All financial statements of YCB included in or accompanying the Proxy Statement/Prospectus to be provided to the shareholders of YCB, or the Applications, will present fairly the financial condition and results of operations of YCB at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. YCB shall promptly advise NVBancorp in writing if, at any time prior to the Effective Time of the Merger, YCB shall obtain knowledge of any facts that would make it necessary to amend or supplement the Proxy Statement/Prospectus provided to the shareholders of YCB or any Application, in order to make the statements therein not misleading or to comply with applicable laws and regulations.

         4.y.    Community Reinvestment Act Compliance. YCB is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, the "CRA") and has received a CRA rating of "satisfactory" from the DFI in its most recent examination, and YCB has no knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in YCB failing to be in substantial compliance with such provisions or having its current rating lowered.

         4.z.    Accuracy and Effective Date of Representations and Warranties,
Covenants and Agreements. Each representation, warranty, covenant and agreement of YCB set forth in this Agreement shall be deemed to be made on and as of the date hereof (except to the extent that a representation or warranty is qualified as set forth in the YCB Disclosure Schedule corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger. No representation or warranty by YCB, and no statement by YCB in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement or the Agreement of Merger, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to NVBancorp.


5.       REPRESENTATIONS AND WARRANTIES OF NVBancorp.
         -------------------------------------------

         In the following representations and warranties, all references to assets, liabilities, properties, rights, obligations, financial condition, operations, knowledge, information and other characteristics of NVBancorp shall be deemed to include reference to those characteristics of NVBancorp on a consolidated basis, except as the context otherwise indicates or requires. NVBancorp represents and warrants to YCB that, except as set forth on a schedule (the "NVBancorp Disclosure Schedule" as Exhibit C) to be delivered to YCB concurrently with the execution and delivery of this Agreement, corresponding in number with the applicable section of this Agreement:

         5.a.    Corporate Status and Power to Enter Into Agreements. (i)
NVBancorp is a corporation duly incorporated, validly existing and in good standing under California law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, (ii) subject to obtaining the Government Approvals and approval of the principal terms of the Merger by the NVBancorp shareholders, NVBancorp has all necessary corporate power to enter into this Agreement and the Agreement of Merger and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) NVB holds a currently valid license issued by the California Commissioner of Banking to engage in the commercial banking business in the State of California at the locations at which it is licensed and currently conducts business, and (iv) neither NVBancorp nor NVB is subject to any directive, resolution, memorandum of understanding or order of the FDIC, FRB, California Commissioner of Banking or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of NVBancorp nor the location of its properties requires NVBancorp or NVB to be licensed to do business in any jurisdiction other than the State of California. NVB's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

         5.b.    Articles, Bylaws, Books and Records. The copies of the Articles of Incorporation and Bylaws of NVBancorp heretofore delivered to YCB are complete and accurate copies thereof as in effect on the date hereof. The minute books of NVBancorp made available to YCB contain a complete and accurate record of all meetings of NVBancorp's Board of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of NVBancorp fairly reflect the material transactions to which NVBancorp is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained.

         5.c.    Compliance With Laws, Regulations and Decrees. NVBancorp (i)
has the corporate power to own or lease its properties and to conduct its business as currently conducted, (ii) to its knowledge, has complied in all material respects with, and is not in material default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of NVBancorp or is not likely to otherwise have a material adverse effect on NVBancorp and NVB taken as a whole, (iii) have not failed to file with the proper federal, state, local or other authorities any material report or other document required to be filed, and (iv) have all approvals, authorizations, consents, licenses, clearances and orders of, and have currently effective all registrations with, all government agencies and regulatory authorities which are necessary to the business and operations of NVBancorp and NVB as now being conducted.

         5.d.    Capitalization. As of the date of this Agreement, the
authorized capital stock of NVBancorp consists of 20,000,000 shares of NVBancorp common stock, no par value, of which 6,513,823 shares are duly authorized, validly issued, fully paid and nonassessable and currently outstanding, and 5,000,000 shares of NVBancorp preferred stock of which no shares are outstanding. A total of 125,000 shares of Series A Junior Participating Preferred Stock have been designated by the NVBancorp Board of Directors for purposes of the NVBancorp Shareholder Protection Rights Agreement dated as of September 9, 1999. Said capital stock has been offered, sold and issued in compliance with all applicable securities laws. As of the date of this Agreement, there are currently outstanding options to purchase 981,970 shares of NVBancorp common stock, at a weighted average exercise price of $8.67 per share, issued pursuant to the NVBancorp 1989 Director Stock Option Plan, the NVBancorp 1998 Employee Stock Incentive Plan and the NVBancorp 1999 Director Stock Option Plan. Said options were issued and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. Otherwise, other than rights under the NVBancorp Shareholder Protection Rights Agreement dated as of September 9, 1999, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate NVBancorp to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any NVBancorp common stock or any other equity security of NVBancorp, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of NVBancorp common stock or any other equity security of NVBancorp. NVBancorp owns all of the outstanding equity securities of NVB. Except as collateral for outstanding loans held in their loan portfolios and, except as summarized in the NVBancorp Disclosure Schedule, neither NVBancorp nor NVB owns, directly or indirectly, any equity interest in any bank (other than NVBancorp's ownership of NVB), corporation or other entity.

         5.e.    Trademarks and Trade Names. To the best of NVBancorp's
knowledge, NVBancorp and NVB (i) own and have the exclusive right to use all Intellectual Property Rights used in or necessary for the conduct of their businesses as now or heretofore conducted; and (ii) are not infringing upon the Intellectual Property Rights of any other person or entity. No claim is pending or threatened by any person or entity against or otherwise affecting the use by NVBancorp or NVB of any Intellectual Property Rights and, to the best of its knowledge, there is no valid basis for any such claim.

         5.f.    Financial Statements, Regulatory Reports. No financial
statement or other document provided or to be provided to YCB as required by
Section 3.3.i. hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify contrary information as of any earlier date. NVBancorp has filed all material documents and reports required to be filed by it with the Commission, FDIC, FRB, the California Department of Financial Institutions and any other government agency or regulatory authority having jurisdiction over their business, assets or properties. All such reports conform in all material respects with the requirements promulgated by such government agencies and regulatory authorities. All compliance or corrective action relating to NVBancorp and NVB required by government agencies and regulatory authorities having jurisdiction over NVBancorp or NVB has been taken. Except as disclosed in such statements, reports or documents, neither NVBancorp nor NVB has received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory authority or the staff thereof (a) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (b) threatening to revoke any license, franchise, permit or government authorization. NVBancorp and NVB have paid all assessments made or imposed by any government agency. NVBancorp has delivered to YCB copies of all annual management letters and opinions, and has made available to YCB for inspection all reviews, correspondence and other documents in the files of NVBancorp prepared by certified public accountants engaged by NVBancorp and delivered to NVBancorp since March 31, 2004. The financial records of NVBancorp have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by NVBancorp in the operation of its business to generate and retrieve its financial records are adequate for the current needs of NVBancorp.

         5.g.    Tax Returns.
                 -----------

                 (i) NVBancorp has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by NVBancorp, and each such return, report or other information was, when filed, complete and accurate in all material respects. NVBancorp has paid all taxes, fees and other government charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to YCB. NVBancorp has not been requested to give nor has it given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. There are no claims pending against NVBancorp for any alleged deficiency in the payment of any taxes, and NVBancorp does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of applicable provisions of the California Constitution, of any real property owned in whole or in part by NVBancorp or to the best of NVBancorp's knowledge, of any real property leased by NVBancorp.

                 (ii) NVBancorp has made available to YCB for review copies of all its tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended 1999, 2000, 2001, and 2002.

                 (iii) No consent has been filed relating to NVBancorp pursuant to Section 341(f) of the IRC.

         5.h.    Material Adverse Change. Except as heretofore disclosed in writing by NVBancorp to YCB, since March 31, 2004, there has been (i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of NVBancorp (whether or not in the Ordinary Course of Business), (ii) no change in any of the assets, licenses, permits or franchises of NVBancorp that has had or can reasonably be expected to have a material adverse effect on any of the items listed above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of NVBancorp, except in the Ordinary Course of Business, and (v) no disposition by NVBancorp of one or more assets that, individually or in the aggregate, are material to NVBancorp, except sales of assets in the Ordinary Course of Business.

         5.i.    No Undisclosed Liabilities. Except for items for which
reserves have been established in the unaudited balance sheets of NVBancorp as of March 31, 2004, NVBancorp has not incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business after such date. No agreement pursuant to which any loans or other assets have been or will be sold by NVBancorp entitles the buyer of such loans or other assets, unless there is a material breach of a representation or covenant by NVBancorp to cause NVBancorp repurchase such loan or other asset or to pursue any other form of recourse against NVBancorp. NVBancorp has not knowingly made or shall make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading.

         5.j.    Properties and Leases.
                 ---------------------

                 (i) NVBancorp and/or NVB has good and marketable title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title, free and clear of all liens and encumbrances, to all other property and assets, tangible and intangible, reflected in the NVBancorp balance sheet as of March 31, 2004, (except property held as lessee under leases disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since March 31, 2004, in the Ordinary Course of Business), except for (a) liens for taxes or assessments not delinquent, (b) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the NVBancorp balance sheet as of March 31, 2004, or as currently shown on the books and records of NVBancorp and which do not interfere with or impair its present and continued use, or
         (c) exceptions disclosed in title reports and preliminary title reports, copies of which have been provided to YCB. All tangible properties of NVBancorp and/or NVB conform in all material respects with all applicable ordinances, regulations and zoning laws. To the knowledge of NVBancorp, all tangible properties of NVBancorp and/or NVB are in a good state of maintenance and repair and are adequate for the current business of NVBancorp. No properties of NVBancorp and/or NVB, and, to the best of NVBancorp's knowledge, no properties in which NVBancorp and/or NVB holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of NVBancorp's knowledge, NVBancorp and/or NVB does not own, possess or have a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any real property not owned or leased by NVBancorp and/or NVB and held as security for a loan or in which NVBancorp otherwise has an interest, NVBancorp and/or NVB has not controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such real property under applicable environmental laws.

                 (ii) All properties held by NVBancorp and/or NVB under leases are held under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of NVBancorp, and NVBancorp and/or NVB enjoy quiet and peaceful possession of such leased property. NVBancorp and/or NVB is not in material default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

                 (iii) Except as disclosed to YCB in writing, all of NVBancorp's or NVB's rights and obligations under the leases referred to in Section 5.j.(ii) above do not require the consent of any other party to the transaction contemplated by this Agreement and the Agreement of Merger. Where required, NVBancorp shall obtain, prior to the Effective Date, the consent of such parties to such transactions.

         5.k.    Material Contracts. Except as previously disclosed to YCB in writing and excluding loans, lines of credit, loan commitments or letters of credit to which NVBancorp is a party, NVBancorp is not a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to NVBancorp of more than One Hundred Thousand Dollars ($100,000.00) and which is made for a fixed period expiring more than one year from the date hereof, and NVBancorp is not a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to YCB pursuant to this Section 5.k. is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto.

         5.l.    Classified Loans. Except as previously disclosed to YCB in writing, there are no loans presently owned by NVB that have been classified by NVB's management or NVB internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Non-Accrual," "Watch," "Other Assets Specially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import and all loans or portions thereof so classified have been reserved to the extent required. NVB regularly reviews and appropriately classifies its loans in accordance with all applicable legal and regulatory requirements and generally accepted banking practices. All loans and investments of NVB are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed to YCB in writing or reserved for in the unaudited balance sheet of NVB as of March 31, 2004, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. NVB has no extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of NVB.

         5.m.    No Restrictions on Investments. Except for pledges to secure public and trust deposits and repurchase agreements in the Ordinary Course of Business and securities classified as "held-to-maturity" as defined under SFAS No. 115, none of the investments reflected in the NVBancorp balance sheet as of March 31, 2004, and none of the investments made by NVBancorp since March 31, 2004, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of NVBancorp to freely dispose of such investment at any time.

         5.n.    Employment Benefit Plans/ERISA.
                 ------------------------------

                 (i) NVBancorp has provided to YCB an accurate list setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefit, disability and other fringe benefit plans, trust agreements, arrangements and commitments of NVBancorp (including but not limited to any such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible) (collectively, "Employee Plans"), if any, together with copies of all such Employee Plans that are documented and any and all contracts of employment, and has made available to YCB any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such Employee Plans and contracts; and

                 (ii) All contributions, premiums or other payments due from NVBancorp to (or under) any Employee Plans have been fully paid or adequately provided for on NVBancorp's audited financial statements for the year ended 2003, or unaudited financial statements for the three
         (3) months ended March 31, 2004. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis; and

                 (iii) NVBancorp has disclosed in writing to YCB the names of each director, officer and employee of NVBancorp and NVB; and

                 (iv) The Employee Plans have been administered where required in substantial compliance with ERISA, the IRC and the terms of such Employee Plans, and there is no pending or threatened litigation relating to any such Employee Plan; and

                 (v) Except as disclosed in the NVBancorp Disclosure Schedule, NVBancorp and NVB have not offered in the past health benefits for retired employees and have no intention to offer any additional health or other benefits for retired employees; and

                 (vi) Each Employee Plan is in full force and effect, and neither NVBancorp, NVB, nor any other party thereto is in material default under any of them, and there have been no claims of default and there are no facts or conditions which if continued, or on notice, will result in a material default under any Employee Plans; and

                 (vii) NVBancorp has provided to YCB a list of all agreements or other understandings pursuant to which the consummation of the transactions contemplated hereby will (a) entitle any current or former employee or officer of NVBancorp or NVB to severance pay, unemployment compensation or any other payment, or (b) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

         5.o.    Collective Bargaining and Employment Agreements. Except as
disclosed in the NVBancorp Disclosure Schedule, NVBancorp and NVB has no union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by NVBancorp without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between NVBancorp and any current or former employees, and to the best of NVBancorp's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

         5.p.    Compensation of Officers and Employees. Except as disclosed in the NVBancorp Disclosure Schedule, (i) no officer or employee of NVBancorp or NVB is receiving aggregate direct remuneration at a rate exceeding Fifty Thousand Dollars ($50,000.00) per annum, and (ii) the consummation of the transactions contemplated by this Agreement and the Agreement of Merger will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from NVBancorp to any employee of NVBancorp.

         5.q.    Legal Actions and Proceedings. Except as disclosed in the
NVBancorp Disclosure Schedule, NVBancorp is not a party to, or so far as known to it, threatened with, and to NVBancorp's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and NVBancorp is not subject to any potential adverse claim, the outcome of which could involve the payment or receipt by NVBancorp of any amount in excess of One Hundred Thousand Dollars ($100,000.00), unless an insurer has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by NVBancorp of a monetary amount, which could reasonably be expected to have a material adverse effect on NVBancorp or its business or property or the transactions contemplated hereby. NVBancorp has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing and Economic Development, the California Unemployment Appeals Board, or any federal or state human relations commission or agency. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of NVBancorp, threatened against NVBancorp.

         5.r.    Execution and Delivery of the Agreement.
                 ---------------------------------------

                 (i) The execution and delivery of this Agreement and the Agreement of Merger have been duly authorized by the Board of Directors of NVBancorp and, this Agreement and the Agreement of Merger have been duly and validly authorized by all necessary corporate action on the part of NVBancorp.

                 (ii) This Agreement has been duly executed and delivered by NVBancorp and (assuming due execution and delivery by YCB) constitutes a legal and binding obligation of NVBancorp in accordance with its terms, and the Agreement of Merger, upon its execution and delivery by New YCB Bank (after obtaining all applicable Government Approvals and assuming due execution and delivery by YCB) will constitute, a legal and binding obligation of NewYCB Bank in accordance with its terms.

                 (iii) The execution and delivery by NVBancorp of this Agreement and the consummation of the transactions contemplated herein and in the Agreement of Merger (a) do not violate any provision of the Articles of Incorporation or Bylaws of NVBancorp, respectively, or violate in any material respect any provision of federal or state law or any government rule or regulation (assuming receipt of the Government Approvals and receipt of appropriate permits or approvals under state securities or "blue sky" laws, and (b) do not require any consent of any person under, conflict in any material respect with or result in a material breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which NVBancorp is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which NVBancorp is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of NVBancorp.

         5.s.    Retention of Broker or Consultant. No broker, agent, finder, consultant or other party (other than legal, compliance, loan reviewers and accounting advisors) has been retained by NVBancorp or is entitled to be paid based upon any agreements, arrangements or understandings made by NVBancorp in connection with any of the transactions contemplated by this Agreement or the Agreement of Merger, except that NVBancorp has engaged the firm of Sandler O'Neill & Partners, LP to act as its financial advisor and to render an opinion regarding the fairness of the Merger Consideration in the Merger, from a financial point of view, to NVBancorp shareholders. NVBancorp has provided YCB with a true and accurate copy of its agreement(s) with Sandler O'Neill & Partners, LP.

         5.t.    Insurance. NVBancorp is and continuously since its inception has been, insured with reputable insurers against all risks normally insured against by bank holding companies and banks, and all of the insurance policies and bonds maintained by NVBancorp are in full force and effect, NVBancorp is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of NVBancorp, such insurance coverage is adequate for NVBancorp. Since March 31, 2004, there has not been any damage to, destruction of, or loss of any assets of NVBancorp not covered by insurance that could reasonably be expected to have a material adverse effect on the business, financial condition, properties, assets or results of operations of NVBancorp.

         5.u.    Loan Loss Reserves. The NVB loan loss reserve shall be adequate to cover the risk identified in the loan portfolio based on the NVB's policy and methodology, which has been previously provided.

         5.v.    Transactions With Affiliates. Except in the Ordinary Course of
Business, NVBancorp has not extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of NVBancorp, or to any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the 1933 Act. NVBancorp has not entered into any other transactions with the employees or directors of NVBancorp or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to YCB. Any such transactions have been on terms no less favorable to NVBancorp than those which would prevail in an arms-length transaction with an independent third party. NVBancorp has not violated any applicable regulation of any government agency or regulatory authority having jurisdiction over NVBancorp in connection with any such transactions described in this subsection.

         5.w.    Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for NVBancorp's own account, or for the account of one or more of NVBancorp's subsidiaries or their customers (all of which are listed on the NVBancorp Disclosure Schedule), if any, were entered into in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of NVBancorp or one of its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither NVBancorp nor its subsidiaries, nor to NVBancorp's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

         5.x.    Information in Proxy Statement/Prospectus. The information pertaining to NVBancorp which has been or will be furnished to YCB for inclusion in the Proxy Statement/Prospectus to be provided to the shareholders of YCB, or in the applications to be filed to obtain the Government Approvals (the "Applications"), does not and will not contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify contrary information as of an earlier date. All financial statements of NVBancorp included in or accompanying the Proxy Statement/Prospectus to be provided to the shareholders of YCB, or the Applications, will present fairly the financial condition and results of operations of NVBancorp at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. NVBancorp shall promptly advise YCB in writing if, at any time prior to the Effective Time of the Merger, NVBancorp shall obtain knowledge of any facts that would make it necessary to amend or supplement the Proxy Statement/Prospectus provided to the shareholders of YCB or any Application, in order to make the statements therein not misleading or to comply with applicable laws and regulations.

         5.y.    Community Reinvestment Act Compliance. NVBancorp is in
substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, the "CRA") and has received a CRA rating of "satisfactory" from the FDIC in its most recent examination, and neither NVBancorp nor NVB has no knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in NVBancorp failing to be in substantial compliance with such provisions or having its current rating lowered.

         5.z     Accuracy and Effective Date of Representations and Warranties,
Covenants and Agreements. Each representation, warranty, covenant and agreement of NVBancorp set forth in this Agreement shall be deemed to be made on and as of the date hereof (except to the extent that a representation or warranty is qualified as set forth in the NVBancorp Disclosure Schedule in a section corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger. No representation or warranty by NVBancorp, and no statement by NVBancorp in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement or the Agreement of Merger, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to YCB.


6.       SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934.
         -------------------------------------------------------

         6.a.    Preparation and Filing of Permit Application. NVBancorp and YCB
contemplate that all NVBancorp Shares exchanged for YCB Shares in the Merger shall be exempt from the 1933 Act under the provisions of Section 3(a)(10) of the 1933 Act. NVBancorp shall promptly prepare and file an appropriate application with the Commissioner of Corporations of the State of California (the "Commissioner of Corporations") for a permit to issue exchange securities as described in Section 25142 of the Corporations Code and as will be in compliance with the California Corporate Securities Law of 1968. Said permit is expected to approve the issuance of a sufficient number of NVBancorp Shares to complete the exchange of YCB Stock Election Shares for the 741,700 NVBancorp Shares pursuant to the Merger Consideration and the provisions of Section 2.1, plus all outstanding options for YCB Shares pursuant to Section 2.7.a. NVB Bancorp shall also prepare and file with the Commission, in sufficient time to be effective on or before the Effective Time of the Merger, one or more registration statements or amendments to existing registration statements on Form S-8 under the 1933 Act for the purpose of registering the maximum number of NVBancorp Shares to which the holders of Substitute Options may be entitled pursuant to Section 2.7 above at or after the Effective Time of the Merger. NVBancorp and YCB shall promptly prepare a Proxy Statement/Prospectus for the purpose of submitting the principal terms of the Merger, this Agreement and the Agreement of Merger to the shareholders of YCB for their approval. NVBancorp and YCB shall cooperate in all reasonable respects with regard to the preparation of the Proxy Statement/Prospectus and will promptly prepare and file preliminary proxy materials, including the proposed form of Proxy Statement/Prospectus, with the Commissioner of Corporations for purposes of the permit application described in Section 25142 of the Corporations Code. The Proxy Statement/Prospectus in definitive form shall be distributed to the YCB shareholders and NVBancorp and YCB shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the permit application or in the Proxy Statement/Prospectus or other YCB proxy materials, and shall cause its legal counsel and independent auditors to cooperate with the other party's legal counsel and auditors in the preparation of the permit application and the Proxy Statement/Prospectus and any other YCB proxy materials.

         6.b.    Issuance of Permit. NVBancorp and YCB shall use their best efforts to have the permit described in Section 25142 of the Corporations Code (and any necessary or appropriate amendments or supplements thereto) issued by the Commissioner of Corporations under the California Corporate Securities Law of 1968 as soon as practicable, and thereafter NVBancorp and YCB shall distribute the Proxy Statement/Prospectus to holders of YCB Shares in accordance with applicable laws and the YCB Articles of Incorporation and Bylaws.

         6.c.    Sales and Resales of Common Stock. NVBancorp shall not be
required to prepare or file with the Commission any registration statement under the 1933 Act, or to prepare or file with the Commissioner of Corporations any permit application under the California Corporate Securities Law of 1968, for the purpose of the sale or resale of the NVBancorp Shares by any person.

         6.d.    Rule 145. Securities representing NVBancorp Shares issued to affiliates of YCB (as determined by legal counsel to NVBancorp and YCB) under Rule 145 of the 1933 Act pursuant to the Agreement of Merger shall be subject to stop transfer orders and restrictive legends which confirm and state that such securities representing NVBancorp Shares have been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the 1933 Act applies, and that such securities may not be sold, hypothecated, transferred or assigned, and the issuer or its transfer agent shall not be required to give effect to any attempted sale, hypothecation, transfer or assignment, except (i) pursuant to a then current effective registration statement under the 1933 Act, (ii) in a transaction permitted by Rule 145 as to which the issuer has, in the opinion of its counsel, received reasonably satisfactory evidence of compliance with the provisions of Rule 145, or (iii) in a transaction which, in the opinion of legal counsel satisfactory to the issuer or as described in a "no action" or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the 1933 Act.


7.       CONDITIONS TO THE OBLIGATIONS OF NVBancorp.
         ------------------------------------------

         The obligations of NVBancorp under this Agreement are, at its option, subject to fulfillment at or prior to the Effective Time of the Merger of each of the following conditions; provided, however, that any one or more of such conditions may be waived by the Board of Directors of NVBancorp at any time at or prior to the Effective Time of the Merger:

         7.a.    Representations and Warranties. The representations and
warranties of YCB in Section 4 hereof shall be true and correct in all material respects on and as of the date of this Agreement (except to the extent that a representation or warranty is qualified as set forth in the YCB Disclosure Schedule corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the

Merger, with the same effect as though such representations and warranties had been made on and as of each such date or time except as to any representation or warranty which specifically relates to an earlier date or time.

         7.b.    Compliance and Performance Under Agreement. YCB shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement and the Agreement of Merger required to be performed or complied with by it at or prior to the Effective Time of the Merger.

         7.c.    Material Adverse Change. No material adverse change shall have occurred since March 31, 2004, in the business, financial condition, results of operations or assets of YCB. Other than as set forth in the YCB Disclosure Schedule, YCB shall not be a party to or threatened with, and to the best of YCB's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency. No material adverse change shall have occurred as a result of any subsequent legal actions or proceedings, or any subsequent developments in the legal actions or proceedings as set forth in the YCB Disclosure Schedule, which in the reasonable judgment of NVBancorp, would have a material adverse effect on the business, financial condition, results of operations or assets of YCB.

         7.d.    Approval of Agreement. The principal terms of the Merger, this
Agreement, the Agreement of Merger and termination of the YCB Stockholders Agreements shall have been duly approved by the affirmative vote or consent of the holders of not less than seventy-five percent (75%) of the outstanding YCB Shares.

         7.e.    Officer's Certificate. NVBancorp shall have received a
certificate, dated the Effective Date, signed on behalf of YCB by its President and Chief Executive Officer and its Chief Financial Officer, in substantially the form delivered to NVBancorp with the YCB Disclosure Schedule.

         7.f.    Opinion of Counsel. Bartel, Eng & Schroder, counsel to YCB, shall have delivered to NVBancorp its opinion dated the Effective Date in substantially the form attached hereto as Exhibit F.

         7.g.    Absence of Proceedings. No legal, administrative, arbitration, investigatory or other proceeding by any government agency or regulatory authority shall have been instituted or threatened to restrain or prohibit the Merger or the transactions contemplated by this Agreement.

         7.h.    Issuance of Permit. The permit described in Section 6(a) of this Agreement (and any necessary or appropriate amendments or supplements thereto) shall have been issued by the Commissioner, after a hearing before the Department of Corporations upon the fairness of the terms and conditions of the issuance and exchange of NVBancorp Shares for YCB Shares, no stop order denying effectiveness to, or suspending or revoking the effectiveness of such qualification shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commissioner, and the NVBancorp Shares qualified under the permit issued by the Commissioner shall have received all state securities and "Blue Sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Agreement of Merger.

         7.i.    Government Approvals. All Government Approvals shall be in effect, and all conditions or requirements prescribed by law or by any such Approvals shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by any of the parties hereto or shall impose any other condition or requirement, which condition or requirement NVBancorp in its reasonable judgment shall deem to be materially burdensome. In which case NVBancorp shall promptly notify YCB. For purposes of this agreement no condition or requirement shall be deemed to be "materially burdensome" if such condition or requirement does not materially differ from conditions or requirements regularly imposed in orders approving transactions of the type contemplated by this Agreement and compliance with such condition or requirement would not:

                 (i) require the taking of any action materially inconsistent with the manner in which NVBancorp, NVB or YCB has conducted its business previously;

                 (ii) have a material adverse effect on the business, financial condition or results of operations of NVBancorp, NVB or YCB; or

                 (iii) preclude satisfaction of any of the conditions to consummation of the transactions contemplated by this Agreement.

         7.j.    Tax Opinion. Receipt by the parties of the opinion of Perry-
Smith, LLP to the effect that:

                 (i) The Merger constitutes a "reorganization" within the meaning of IRC Section 368(a)(1)(A) by reason of the application of IRC
         Section 368(a)(2)(D);

                 (ii) NVBancorp, YCB and New YCB Bank are each a "party" to a reorganization within the meaning of IRC Section 368(b);

                 (iii) Neither NVBancorp, New YCB Bank nor YCB will recognize federal taxable gain or loss as a result of the Merger;

                 (iv) The federal income tax basis and holding periods of the assets exchanged between the parties to the Merger will be the same as the federal income tax basis and holding periods of those assets prior to the Merger;

                 (v) To the extent that YCB stockholders exchange YCB Stock in the Merger solely for NVBancorp Stock, (i) no gain or loss will be recognized on the exchange, (ii) the federal income tax basis of the shares of NVBancorp Stock received by former holders of YCB Stock will equal the federal income tax basis of such stockholders' shares of YCB Stock (reduced by any amount allocable to fractional share interests for which cash is received) exchanged, and (iii) the holding period for the shares of NVBancorp Stock received will include the holding period for the shares of YCB Stock exchanged, provided that the YCB Stock exchanged was held as a "capital asset" as such term is defined in IRC
         Section 1221;

                 (vi) To the extent that holders of YCB Stock exchange YCB Stock in the Merger solely for cash, (i) gain or loss will be recognized equal to the difference between the amount of cash received and the federal income tax basis in their shares of YCB Stock exchanged, and (ii) the nature of the gain or loss recognized will be capital gain or loss if the shares of YCB Stock exchanged were held as a capital asset;

                 (vii) To the extent that holders of YCB Stock receive a combination of cash and NVBancorp Stock (other than cash in lieu of fractional shares), (i) loss, if any, will not be recognized, (ii) gain, if any, will be recognized in an amount equal to the lesser of
         (1) the difference between the fair market value of all consideration received in the exchange (NVBancorp Stock plus cash) and the basis in the YCB Stock surrendered or (2) the amount of cash received in the exchange; (iii) the federal income tax basis of the NVBancorp Stock received by holders of YCB Stock in the Merger will be equal to the total federal income tax basis of the YCB Stock exchanged, decreased by the amount of cash (other than cash received in lieu of fractional share interests) received in the exchange, and increased by the amount of gain recognized in the exchange, if any, and (iv) the holding period of the NVBancorp Stock received in the Merger will include the holding period for which holders of YCB Stock held their YCB Stock provided, that such YCB Stock was held as a capital asset; and

                 (viii) To the extent that cash is received by holders of YCB Stock in lieu of fractional share interests in NVBancorp Stock, the cash will be treated as being received by the holders of YCB Stock as a distribution in redemption of such stockholders' fractional share interests, subject to the provisions and limitations of IRC Section 302.

         7.k.    Accountant's Letters. On or before the date of the mailing of the Proxy Statement/Prospectus to the YCB shareholders, NVBancorp shall have received, in form and substance satisfactory to NVBancorp, a letter addressed to NVBancorp from Perry-Smith LLP, independent public accountants for YCB, as to such matters, as of the end of the most recent fiscal quarter, as NVBancorp may reasonably request. Further, as of a specified date not more than five (5) business days prior to the Effective Date, NVBancorp shall have received from Perry-Smith LLP a letter dated the Effective Date, in form and substance satisfactory to NVBancorp, as to such matters, as NVBancorp may reasonably request.

         7.l.    Affiliate Agreements. NVBancorp shall have received signed affiliate agreements, in substantially the form attached as Exhibit D, on or before the date of the mailing of the Proxy Statement/Prospectus to the shareholders of YCB, from each person who, in the opinion of counsel to NVBancorp, might be deemed to be an "affiliate" of NVBancorp within the meaning of Rule 144 of the 1933 Act.

         7.m.    Dissenting Shares. Holders of not more than twenty-five percent
(25%) of the outstanding YCB shares shall have voted against approval of, or given notice in writing to YCB at or prior to the YCB meeting of shareholders that they dissent from, the Merger and the transactions contemplated by this Agreement and the Agreement of Merger and have otherwise complied with the requirements under Chapter 13 of the California General Corporation Law.

         7.n.    Unaudited Financials. Not later than five (5) business days prior to the Effective Date, YCB shall have furnished NVBancorp a copy of its most recently prepared unaudited month-end consolidated financial statements, including a balance sheet and statement of income of YCB, for the month ending at least ten (10) business days prior to the Effective Date.

         7.o.    Closing Documents. NVBancorp shall have received such
certificates and other closing documents as counsel for NVBancorp shall reasonably request.

         7.p.    Consents. YCB shall have received, or NVBancorp shall have satisfied itself that YCB will receive, all consents of third parties as may be required including consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to YCB, in each case in form and substance reasonably satisfactory to NVBancorp and its counsel, and no such consent or license or permit shall have been withdrawn or suspended.

         7.q.    Director-Shareholder Agreements. NVBancorp shall have received signed director-shareholder agreements, in substantially the form attached hereto as Exhibit E, from all of the members of the YCB Board of Directors and all of the executive officers of YCB, on or before the date of the mailing of the Proxy Statement/Prospectus to the shareholders of YCB, pursuant to which each such person in his or her capacity as a shareholder commits to vote all of his or her YCB Shares in favor of the Merger and the transactions contemplated by this Agreement and the Agreement of Merger, and to recommend to all other YCB shareholders, subject to the exercise of fiduciary duties, a vote in favor of the Merger and the transactions contemplated by this Agreement and the Agreement of Merger.

         7.r.    Employment Agreements. As of the Closing Date, the YCB
employment agreements with John DiMichele, Chad Meyer, Mark Day, and Kelly Binger (each, a "YCB Executive") shall be terminated by YCB, and YCB shall make payments to each YCB Executive, pursuant to the schedule attached as Exhibit L. Merged Bank shall enter into new employment agreements in substantially the forms attached hereto as Exhibits H, I, J, and K, with the YCB Executives as of the Closing Date.


8.       CONDITIONS TO THE OBLIGATIONS OF YCB.
         ------------------------------------

         The obligations of YCB under this Agreement are, at its option, subject to the fulfillment at or prior to the Effective Time of the Merger of each of the following conditions provided, however, that any one or more of such conditions may be waived by the Board of Directors of YCB at any time at or prior to the Effective Time of the Merger:

         8.a.    Representations and Warranties. The representations and
warranties of NVBancorp in Section 5 hereof shall be true and correct in all material respects on and as of the date of this Agreement (except to the extent that a representation or warranty is qualified as set forth in the NVBancorp Disclosure Schedule corresponding in number with the applicable section of such representation or warranty), the Closing Date and the Effective Time of the Merger, with the same effect as though such representations and warranties had been made on and as of each such date or time except as to any representation or warranty which specifically relates to an earlier date or time.

         8.b.    Compliance and Performance Under Agreement. NVBancorp shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement and the Agreement of Merger required to be performed or complied with by NVBancorp at or prior to the Effective Time of the Merger.

         8.c.    Material Adverse Change. No material adverse change shall have occurred since March 31, 2004, in the business, financial condition, results of operations or assets of NVBancorp and NVB taken as a whole, and NVBancorp shall not be a party to or threatened with, and to the best of NVBancorp's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency, which legal action or proceeding, in the reasonable judgment of YCB, could have a material adverse effect on the business, financial condition, results of operations or assets of NVBancorp and NVB taken as a whole.

         8.d.    Approval of Agreement. The principal terms of the Merger, this
Agreement, the Agreement of Merger and the termination of the YCB Stockholders Agreements shall have been duly approved by the affirmative vote or consent of the holders of not less than seventy-five percent (75%) of the outstanding YCB Shares.

         8.e.    Officer's Certificate. YCB shall have received a certificate, dated the Effective Date, signed on behalf of NVBancorp by its President and its Chief Financial Officer, in substantially the form delivered to YCB with the NVBancorp Disclosure Schedule.

         8.f.    Opinion of Counsel. Dodd Mason George LLP, NVBancorp's counsel, shall have delivered to YCB its opinion dated the Effective Date in substantially the form attached hereto as Exhibit G.

         8.g.    Absence of Proceedings. No legal, administrative, arbitration, investigatory or other proceeding by any government agency or regulatory authority shall have been instituted or threatened to restrain or prohibit the Merger or the transactions contemplated by this Agreement.

         8.h.    Issuance of Permit. The permit described in Section 6.a. of this Agreement (and any necessary or appropriate amendments or supplements thereto) shall have been issued by the Commissioner, after a hearing before the Department of Corporations upon the fairness of the terms and conditions of the issuance and exchange of NVBancorp Shares for YCB Shares, no stop order denying effectiveness to, or suspending or revoking the effectiveness of such qualification shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commissioner, and the NVBancorp Shares qualified under the permit issued by the Commissioner shall have received all state securities and "Blue Sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Agreement of Merger.

         8.i.    Government Approvals. All Government Approvals shall be in effect, and all conditions or requirements prescribed by law or by any such Approvals shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by any of the parties hereto or shall impose any other condition or requirement, which condition or requirement YCB in its reasonable judgment shall deem to be materially burdensome. In which case YCB shall promptly notify

NVBancorp. For purposes of this agreement no condition or requirement shall be deemed to be "materially burdensome" if such condition or requirement does not materially differ from conditions or requirements regularly imposed in orders approving transactions of the type contemplated by this Agreement and compliance with such condition or requirement would not:

                 (i) require the taking of any action materially inconsistent with the manner in which YCB, NVBancorp or NVB has conducted its business previously;

                 (ii) result in a material adverse change on the business, financial condition or results of operations of YCB, NVBancorp or NVB; or

                 (iii) preclude satisfaction of any of the conditions to consummation of the transactions contemplated by this Agreement.

         8.j.    Tax Opinion. Receipt by the parties of the opinion of Perry-
Smith, LLP to the effect that:

                 (i) The Merger constitutes a "reorganization" within the meaning of IRC Section 368(a)(1)(A) by reason of the application of IRC
         Section 368(a)(2)(D);

                 (ii) NVBancorp, YCB and New YCB Bank are each a "party" to a reorganization within the meaning of IRC Section 368(b);

                 (iii) Neither NVBancorp, New YCB Bank nor YCB will recognize federal taxable gain or loss as a result of the Merger;

                 (iv) The federal income tax basis and holding periods of the assets exchanged between the parties to the Merger will be the same as the federal income tax basis and holding periods of those assets prior to the Merger;

                 (v) To the extent that YCB stockholders exchange YCB Stock in the Merger solely for NVBancorp Stock, (i) no gain or loss will be recognized on the exchange, (ii) the federal income tax basis of the shares of NVBancorp Stock received by former holders of YCB Stock will equal the federal income tax basis of such stockholders' shares of YCB Stock (reduced by any amount allocable to fractional share interests for which cash is received) exchanged, and (iii) the holding period for the shares of NVBancorp Stock received will include the holding period for the shares of YCB Stock exchanged, provided that the YCB Stock exchanged was held as a "capital asset" as such term is defined in IRC
         Section 1221;

                 (vi) To the extent that holders of YCB Stock exchange YCB Stock in the Merger solely for cash, (i) gain or loss will be recognized equal to the difference between the amount of cash received and the federal income tax basis in their shares of YCB Stock exchanged, and (ii) the nature of the gain or loss recognized will be capital gain or loss if the shares of YCB Stock exchanged were held as a capital asset;

                 (vii) To the extent that holders of YCB Stock receive a combination of cash and NVBancorp Stock (other than cash in lieu of fractional shares), (i) loss, if any, will not be recognized, (ii) gain, if any, will be recognized in an amount equal to the lesser of
         (1) the difference between the fair market value of all consideration received in the exchange (NVBancorp Stock plus cash) and the basis in the YCB Stock surrendered or (2) the amount of cash received in the exchange; (iii) the federal income tax basis of the NVBancorp Stock received by holders of YCB Stock in the Merger will be equal to the total federal income tax basis of the YCB Stock exchanged, decreased by the amount of cash (other than cash received in lieu of fractional share interests) received in the exchange, and increased by the amount of gain recognized in the exchange, if any, and (iv) the holding period of the NVBancorp Stock received in the Merger will include the holding period for which holders of YCB Stock held their YCB Stock provided, that such YCB Stock was held as a capital asset; and

                 (viii) To the extent that cash is received by holders of YCB Stock in lieu of fractional share interests in NVBancorp Stock, the cash will be treated as being received by the holders of YCB Stock as a distribution in redemption of such stockholders' fractional share interests, subject to the provisions and limitations of IRC Section 302.

         8.k.    Accountant's Letters. On or before the date of the mailing of the Proxy Statement/Prospectus to the YCB shareholders, YCB shall have received, in form and substance satisfactory to YCB, a letter addressed to YCB from Perry-Smith LLP, independent public accountants for NVBancorp, as to such matters, as of the end of the most recent fiscal quarter, as YCB may reasonably request. Further, as of a specified date not more than five (5) business days prior to the Effective Date, YCB shall have received from Perry-Smith LLP a letter dated the Effective Date, in form and substance satisfactory to YCB, as to such matters, as YCB may reasonably request.

         8.l.    Unaudited Financials. Not later than five (5) business days prior to the Effective Date, NVBancorp shall have furnished YCB a copy of its most recently prepared unaudited month-end consolidated financial statements, including a balance sheet and statement of income of NVBancorp, for the month ending at least ten (10) business days prior to the Effective Date.

         8.m.    (Intentionally Omitted)

         8.n.    Closing Documents. YCB shall have received such certificates and other closing documents as counsel for YCB shall reasonably request.

         8.o.    Consents. NVBancorp shall have received, or YCB shall have satisfied itself that NVBancorp will receive, all consents of third parties as may be required including consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to NVBancorp, in each case in form and substance reasonably satisfactory to YCB, and no such consent or license or permit shall have been withdrawn or suspended.

         8.p.    Fairness Opinion. The Board of Directors of YCB shall have received an opinion of Professional Bank Services, dated the date of this Agreement and the date of mailing or a date within three (3) days prior to the date of mailing the Proxy Statement/Prospectus to the shareholders of YCB, to the effect that the Merger Consideration in the Merger is fair, from a financial point of view, to YCB and its shareholders, and such opinion shall not have been withdrawn by the Effective Time of the Merger.


9.       CLOSING.
         -------

         9.a.    Closing Date. On the third business day following receipt of all required Government Approvals (not including any applicable waiting periods), the parties shall select a proposed date for the consummation of the Merger (the "Proposed Closing Date") which the parties shall use their reasonable best efforts to cause to be the Closing Date. The closing (the "Closing") shall, unless another date, time or place is agreed to in writing by NVBancorp and YCB, be held at the offices of NVBancorp, 300 Park Marina Circle, Redding, California 96001, at a time mutually agreed upon between the parties and on a date as soon as practicable but not less than fifteen (15) days following the last to occur of (i) the expiration of any waiting periods under applicable law or regulation, and (ii) the date on which all conditions to the obligations of the parties to consummate the Merger have been satisfied (the "Closing Date").

         9.b.    Delivery of Documents. At the Closing, the parties shall use their respective best efforts to deliver or cause to be delivered the opinions, certificates and other documents required to be delivered by this Agreement.

         9.c.    Filings. At the Closing, NVBancorp and YCB shall instruct their respective representatives to make or confirm such filings as shall be required in the opinion of counsel to NVBancorp and YCB to give effect to the Merger.


10.      POST-CLOSING MATTERS.
         --------------------

         NVBancorp will prepare and file with the Commission on the appropriate form as soon as practicable the results of combined operations of NVBancorp, NVB and the Resulting Corporation for the first full calendar quarter after the Effective Date.


11.      EXPENSES.
         --------

         NVBancorp and YCB agree that NVBancorp and YCB shall each bear their own expenses incurred in connection with the negotiation, preparation, and performance of this Agreement, including legal and accounting fees, printing costs, filing fees, and other necessary expenses regardless of whether the merger or any other transactions contemplated under this Agreement are consummated.


12.      AMENDMENT; TERMINATION.
         ----------------------

         12.a.   Amendment. This Agreement and the Agreement of Merger may be
amended by mutual written agreement of NVBancorp and YCB at any time prior to the Effective Time of the Merger without the approval of the shareholders of YCB with respect to any of their terms except the terms relating to the Merger

Consideration or the form or amount of consideration to be delivered to the YCB shareholders in the Merger or otherwise as required by applicable law.

         12.b.   Termination. This Agreement and the Agreement of Merger may be
terminated as follows:

                 (i) By the mutual consent of the Boards of Directors of NVBancorp and YCB at any time prior to the Effective Time of the Merger.

                 (ii) By the Boards of Directors of NVBancorp or YCB upon the failure of the shareholders of YCB to give the requisite approval of this Agreement and the transactions contemplated hereby.

                 (iii) By the Boards of Directors of NVBancorp or YCB upon the expiration of thirty (30) days after any government agency or regulatory authority denies or refuses to grant any approval, consent or qualification required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said thirty
         (30) day period after such denial or refusal, NVBancorp and YCB agree to appeal such denial or refusal or agree to amend and re-submit the application to the government agency or regulatory authority that has denied or refused to grant the approval, consent or qualification requested.

                 (iv)   (Intentionally Omitted)

                 (v) By the Board of Directors of NVBancorp on or after the Termination Date, if any of the conditions in Section 7 to which the obligations of NVBancorp are subject have not been fulfilled.

                 (vi) By the Board of Directors of NVBancorp if there shall have been a material breach of any of the representations or warranties of YCB set forth in this Agreement, which breach, in the reasonable opinion of YCB, by its nature cannot be cured or is not cured prior to the Closing Date and which breach would, in the reasonable opinion of NVBancorp, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on NVBancorp, taken as a whole, or upon the consummation of the transactions contemplated hereby.

                 By the Board of Directors of NVBancorp if a material adverse change shall have occurred since March 31, 2004, in the business, financial condition, results of operations or assets of YCB.

                 (vii) By the Board of Directors of NVBancorp in the event YCB or its affiliates enter into a Business Combination prior to the Closing Date.

                 (viii) By the Board of Directors of NVBancorp upon the expiration of forty-five (45) days from delivery of written notice by NVBancorp to YCB of YCB's breach of or failure to satisfy any covenant, condition to closing, or agreement contained in this Agreement resulting in a material impairment of the benefit reasonably expected to be derived by NVBancorp and NVB from the performance or satisfaction of such covenant, condition to closing, or agreement (provided that such breach has not been waived by NVBancorp or cured by YCB prior to expiration of such forty-five (45) day period).

                 (ix)   (Intentionally Omitted)

                 (x)    (Intentionally Deleted)

                 (xi) By the Board of Directors of YCB on or after the Termination Date, if any of the conditions contained in Section 8 to which the obligations of YCB are subject have not been fulfilled.

                 (xii) By YCB if there shall have been a material breach of any of the representations or warranties of NVBancorp set forth in this Agreement, which breach, in the reasonable opinion of NVBancorp, by its nature cannot be cured or is not cured prior to the Cloding and which breach would, in the reasonable opinion of YBC, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on YCB's shareholders, taken as a whole, or upon the consummation of the transactions contemplated hereby.

                 By the Board of Directors of YCB if a material adverse change shall have occurred since March 31, 2004, in the business, financial condition, results of operations or assets of NVBancorp and NVB taken as a whole.

                 (xiii) By the Board of Directors of YCB upon the expiration of forty-five (45) days from delivery of written notice by YCB to NVBancorp of NVBancorp's breach of or failure to satisfy any covenant, condition to closing, or agreement contained in this Agreement resulting in a material impairment of the benefit reasonably expected to be derived by YCB from the performance or satisfaction of such covenant, condition to closing, or agreement (provided that such breach has not been waived by YCB or cured by NVBancorp prior to expiration of such forty-five (45) day period).

                 (xiv) By the Board of Directors of NVBancorp in the event that YCB shall fail to deliver or cause to be delivered to NVBancorp the following signed documents, in form and substance reasonably acceptable to NVBancorp and its counsel: (a) the affiliate agreementsto be delivered pursuant to Section 7.l. hereof; and (b) the Director-Shareholder agreements to be delivered pursuant to Section 7.q. hereof; and (iii) the form of the following documents, in form and substance reasonably acceptable to NVBancorp and its counsel: (a) the officer's certificate to be delivered pursuant to Section 7.e. hereof; and (b) the opinion of counsel to YCB to be delivered pursuant to
         Section 7.f. hereof.

                 (xv) By the Board of Directors of YCB in the event that NVBancorp shall fail to deliver or cause to be delivered to YCB the following signed documents, in form and substance reasonably acceptable to YCB and its counsel: (a) the officer's certificate to be delivered pursuant to Section 8..e. hereof; and (b) the opinion of counsel to NVBancorp to be delivered pursuant to Section 8.f. hereof.

                 (xvi) Decline in Parent Common Stock Price. By YCB, if (1) NVBancorp Measuring Price is less than $12.75, (2) YCB delivers written notice to NVBancorp of its intention to terminate this Agreement within 24 hours following the date of such event and (3) NVBancorp does not elect to pursue a Decline Adjustment as set forth below; provided, however, that, if NVBancorp effects a stock dividend, reclassification, recapitalization, stock split, combination, exchange of shares or similar transaction after the date hereof and prior to the date on which the NVBancorp Measuring Price is determined, the provisions of this Section 12.b.(xvi) shall be appropriately adjusted so that such event does not in and of itself trigger a termination right on behalf of YCB.

                 Notwithstanding any decline in the price of NVBancorp Common Stock, as set forth in this Section 12.b.(xvi), YCB shall not be permitted to terminate this Agreement pursuant to this Section 12.b.(xvi) if NVBancorp elects to adjust the Per Share Consideration (a "Decline Adjustment") through the issuance of additional shares of NVBancorp common stock in an amount such that the value of the Per Share Consideration received will at least equal the Per Share Consideration a holder of YCB Common Stock would have received for a Stock Election or Combination Stock Election had the NVBancorp Measuring Price been $12.75.

         12.c.   Termination Date. This Agreement shall be terminated if the
Closing shall not have occurred on or before October 31, 2004, or such other date approved by the Boards of Directors of NVBancorp, YCB and the New YCB Bank; provided, however, that if the only conditions to the Closing which remain unsatisfied at October 31, 2004, are the receipt of the Government Approvals or the expiration of any waiting periods under applicable law or regulation, the Closing Date shall be automatically extended to December 31, 2004, or such other date as the parties may mutually agree upon (the "Termination Date"), for the purpose of obtaining such Government Approvals or the expiration of such waiting periods.

         12.d.   Notice. The power of termination hereunder may be exercised by
NVBancorp or YCB, as the case may be, only by giving written notice of termination to NVBancorp or YCB, as applicable, signed on behalf of each such party by its Chairman of the Board or President.

         12.e.   Effect of Termination; Liquidated Damages.
                 -----------------------------------------

                 (i) If this Agreement is terminated for any reason, the Agreement of Merger shall automatically terminate. Termination of this Agreement shall not terminate or affect the obligations of the parties to pay expenses as provided in Section 11, to maintain the confidentiality of the each party's information obtained pursuant to this Agreement and the Confidentiality Agreement between the parties dated April 6, 2004, or the provisions of this Section 12(e) or the applicable provisions of Section 14.

                 (ii)   If NVBancorp terminates this Agreement pursuant to
         Section 12.b.(vii), or pursuant to Section 12.b.(viii) or Section 12.b.(xiv) as a result of YCB's willful or deliberate failure to comply with Section 12.b.(viii) or Section 12.b.(xiv), which compliance was not beyond the reasonable control of YCB, YCB shall pay to NVBancorp, on demand, the sum of One Million Dollars ($1,000,000.00). In each such case, the amount indicated shall be deemed liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Agreement and shall be NVBancorp's sole remedy for such actions.

                 (iii) If YCB terminates this Agreement pursuant to Section 12.b.(xiii) or Section 12.b.(xv) as a result of NVBancorp's willful or deliberate failure to comply with Section 12.b.(xiii) or Section 12.b.(xv), which compliance was not beyond the reasonable control of NVBancorp, then NVBancorp shall pay to YCB, on demand, the sum of Four Hundred Thousand Dollars ($400,000.00). In each such case, the amount indicated shall be deemed liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Agreement and shall be YCB's sole remedy for such actions.

                 (iv) In the event that the Merger is not consummated as a direct result of NVBancorp entering into a Business Combination with a third party, which party had contacted NVBancorp with an expression of interest in discussing a possible Business Combination prior to the Termination Date, and NVBancorp within six (6) months following the termination of this Agreement enters into a definitive agreement to complete a Business Combination with such third party, NVBancorp shall pay to YCB, on demand, the sum of $1,000,000.00. In such case, the amount indicated shall be deemed liquidated damages for any damages and expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Agreement and shall be YCB's sole remedy for such actions. NVBancorp shall promptly notify YCB of any contact by a third party expressing an interest in discussing a possible Business Combination.


13.      INDEMNIFICATION.
         ---------------

         13.1. By NVBancorp. NVBancorp agrees to defend, indemnify and hold harmless YCB, its respective officers and directors, attorneys, accountants, and each person who controls YCB (within the meaning of the 1933 Act) from and against any costs, damages, liabilities and expenses of any nature, insofar as such costs, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement/Prospectus or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that NVBancorp shall be liable in any such case only to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Proxy Statement/Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information provided by and with respect to NVBancorp for use in preparing the Proxy Statement/Prospectus. If and to the extent such agreement to indemnify may be unenforceable for any reason, NVBancorp shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which may be permitted under applicable law.

         13.2. By YCB. YCB agrees to defend, indemnify and hold harmless NVBancorp, its officers and directors, attorneys, accountants, and each person who controls NVBancorp (within the meaning of the 1933 Act) from and against any costs, damages, liabilities and expenses of any nature, insofar as such costs, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement/Prospectus or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that YCB shall be liable in any such case only to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Proxy Statement/Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information provided by and with respect to YCB for use in preparing the Proxy Statement/Prospectus. If and to the extent such agreement to indemnify may be unenforceable for any reason, YCB shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which may be permitted under applicable law.

         13.3. Notification. Promptly after receipt by any party to be indemnified pursuant to this sub-article (the "Indemnified Party") of notice of
(i) any claim or (ii) the commencement of any action or proceeding, the Indemnified Party will give the other party (the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding. The Indemnifying Party shall have the right, at its option, to compromise or defend, by its own counsel, any such matter involving the Indemnified Party's asserted liability. In the event that the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its legal counsel in the compromise of, or defense against, any such asserted liability. In any event, the Indemnifying Party shall have the right to participate in the defense of such asserted liability.


14.      MISCELLANEOUS.
         -------------

         14.a.   Notices. Any notice or other communication required or
permitted under this Agreement shall be effective only if it is in writing and delivered personally, or by Federal Express or similar overnight courier, or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:

     To NVBancorp:                               To YCB:

     North Valley Bancorp                        Yolo Community Bank
     Attn:  Michael J. Cushman                   Attn:  John DiMichele
     300 Park Marina Circle                      400 Second Street
     Redding, California 96001                   Woodland, California 95695

     Telephone: (530) 226-2900                   Telephone: (530) 668-5800
     Telecopier: (530) 222-4877                  Telecopier: (530) 661-3964


     With a copy to:                             With a copy to:

     Dodd Mason George LLP                       Bartel, Eng & Schroder
     Attn:  Joseph G. Mason                      Daniel B. Eng
     100 Century Center Court, #605              1331 Garden Hwy, Suite 300
     San Jose, California 95112-4536             Sacramento, California 95833

     Telephone: (408) 452-1478                   Telephone: (916) 442-0400
     Telecopier: (408) 452-1487                  Telecopier: (916) 442-3442

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

         14.b.   Knowledge. Whenever the term "knowledge" or "to the best
knowledge" or words of similar import are used in this Agreement in connection with a party's representations and warranties, it shall mean the actual knowledge of a party after due inquiry of a party's directors and executive officers.

         14.c.   Binding Agreement. This Agreement is binding upon and is for the benefit of NVBancorp and YCB and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto, and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement. No party may assign this Agreement or any of its rights, privileges, duties or obligations hereunder without the prior written consent of the other party to this Agreement.

         14.d. Material Adverse Effect. As used in this Agreement, any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations of such entity and its subsidiaries taken as a whole, and the term "material adverse effect" means, with respect to any entity, a material adverse effect (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No. 5 ("SFAS No. 5")) (i) on the condition (financial or otherwise), properties, assets, liabilities, businesses, results of operations of such entity and its subsidiaries taken as a whole (but does not include any such effect resulting from or attributable to any action or omission by NVBancorp or YCB or any subsidiary of either of them taken with the prior written consent of the other parties hereto, in contemplation of the transactions contemplated hereby), or (ii) on the ability of such entity to perform its obligations hereunder on a timely basis.

         14.e.   Survival of Representations and Warranties. No investigation by
NVBancorp or YCB made before or after the date of this Agreement shall affect the representations and warranties which are contained in this Agreement and such representations and warranties shall survive such investigation, provided that, except with respect to covenants, agreements and indemnification to be performed in whole or in part subsequent to the Effective Time of the Merger (as to which the related representations and warranties shall survive until their performance) which covenants, agreements and indemnification shall survive the Effective Time of the Merger, the representations, warranties, covenants and agreements of NVBancorp and YCB contained in this Agreement shall terminate upon the Effective Time of the Merger.

         14.f.   Governing Law. This Agreement shall be governed by and
construed in accordance with the laws of the State of California.

         14.g.   Attorneys' Fees. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         14.h.   Entire Agreement; Severability. This Agreement and the
documents, certificates, agreements, letters, schedules and exhibits attached or required to be delivered pursuant hereto set forth the entire agreement and understandings of the parties in respect of the transactions contemplated hereby, and supersede all prior agreements, arrangements and understanding relating to the subject matter hereof, excluding that certain Confidentiality Agreement between the parties dated April 6, 2004. Each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling.

         14.i.   Counterparts. This Agreement may be executed in several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

///
///
///
///
///
///
///

         IN WITNESS WHEREOF, NVBancorp and YCB have caused this Agreement and Plan of Reorganization and Merger to be signed by their duly authorized officers as of the day and year first above written.

NORTH VALLEY BANCORP                         YOLO COMMUNITY BANK


By: /s/ MICHAEL J. CUSHMAN                   By: /s/ JOHN A. DIMICHELE
   -------------------------------------        --------------------------------
   Michael J. Cushman,                          John A. DiMichele,
   President and CEO                            President and CEO


By: /s/ J.M. WELLS, JR.                      By: /s/ MARGARET HOUSER
   -------------------------------------        --------------------------------
   J. M. Wells, Jr.,                            Margaret Houser,
   Secretary                                    Asst. Corporate Secretary